EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
4KIDS ENTERTAINMENT, INC., et al.,	)	Case No. 11-11607 (SCC)
)
Debtors.	)	(Jointly Administered)
)

DISCLOSURE STATEMENT WITH RESPECT TO DEBTORS’ PROPOSED AMENDED JOINT PLAN OF REORGANIZATION

IMPORTANT DATES
●	Date by which ballots must be received: 4:00 p.m. (prevailing Eastern Time),December 5, 2012 (unless the Debtors extend this date prior to the deadline.
●	Deadline by which objections to Confirmation of the Plan must be filed and served: 4:00 p.m. (prevailing Eastern Time), December 5, 2012.
●	Hearing on Confirmation of the Plan: 10:00 a.m. (prevailing Eastern Time), December 13, 2012.

Michael B. Solow Seth J. Kleinman KAYE SCHOLER LLP 425 Park Avenue New York, NY 10022 Telephone: (212) 836-8000 Facsimile: (212) 836-8689	D. Tyler Nurnberg Matthew J. Micheli KAYE SCHOLER LLP 70 West Madison Street, Suite 4200 Chicago, IL 60602 Telephone: (312) 583-2300 Facsimile: (312) 583-2360

Counsel for the Debtors and Debtors-in-Possession

Dated: October 29, 2012

SUMMARY

On April 6, 2012 (the “Petition Date”), 4Kids Entertainment, Inc. (“Parent”) and its affiliated debtors (the “Affiliated Debtors”, and together with Parent, the “Debtors” or “4Kids”)1 each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

By order of the Bankruptcy Court [Docket No. 18], the Chapter 11 Cases are being jointly administered for procedural purposes only.  Pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors are continuing to operate their businesses and manage their properties as debtors-in-possession in the Chapter 11 Cases.  On July 8, 2011, the United States Trustee appointed an official committee of unsecured creditors (the “Creditors’ Committee”).

On October 5, 2012, the Debtors filed with the Bankruptcy Court a proposed joint plan of reorganization (as amended on October 29, 2012 and as may be amended from time to time, the “Plan”), which sets forth the manner in which claims against and interests in the Debtors will be allowed and treated.  On October 31, 2012, the Bankruptcy Court approved the adequacy of this Disclosure Statement, which allowed the Debtors to commence soliciting votes from parties entitled to accept or reject the Plan.  This disclosure statement (this “Disclosure Statement”) describes certain aspects of the Plan, the Debtors’ operations, significant events that occurred during the Chapter 11 Cases, future business operations, certain risk factors and related matters.  This Disclosure Statement also describes certain potential federal income tax consequences to the holders of claims against or interests in the Debtors’ estates, voting procedures and the confirmation process.

The Debtors are furnishing this Disclosure Statement as the proponents of the Plan pursuant to section 1125 of the Bankruptcy Code and in connection with the solicitation of votes (the “Solicitation”) to accept or reject the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).  Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.

This summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtors’ businesses and is qualified in its entirety by the more detailed discussions and information elsewhere in this Disclosure Statement and the Plan.

FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY.

1
The Debtors, along with the last four digits of each Debtor’s federal tax identification number, are:  4Kids Entertainment, Inc. (1380); 4Kids Ad Sales, Inc. (6309); 4Kids Digital Games, Inc. (7645); 4Kids Entertainment Home Video, Inc. (0094); 4Kids Entertainment Music, Inc. (6311); 4Kids Entertainment Licensing, Inc. (3342); 4Kids Productions, Inc. (3593); 4Kids Technology, Inc. (8181); 4Kids Websites, Inc. (7563); 4Sight Licensing Solutions, Inc. (8897); The Summit Media Group, Inc. (2061); and World Martial Arts Productions, Inc. (8492).

Purpose of the Plan

The Plan contemplates, generally, the following:

●	Payment in full, in cash, of Allowed Administrative Claims, Priority Claims, Secured Claims, Other Priority Claims and General Unsecured Claims;

●	The Reincorporation of Parent from a New York corporation to a Delaware corporation, through a merger with its wholly-owned Delaware corporation subsidiary;

●
The Parent Common Stock will be cancelled and the Reincorporated Parent shall issue one (1) share of New Common Stock to the holders of Parent Common Stock in exchange for each share of Parent Common Stock;

●	Simplification of 4Kids’ organizational chart, including the dissolution of certain Debtors;

●	Reinstatement of certain Intercompany Claims and certain Intercompany Interests; and

●	Discharge of all other Claims without recovery and cancellation of all other Interests.

The Debtors submit that the Plan maximizes the value of the Debtors’ Estates and that any alternative to confirmation of the Plan, such as liquidation or an alternative plan of reorganization, would result in significant delays, litigation and additional costs.

The Debtors believe that the Plan’s contemplated reorganization is in the best interests of their Creditors and Interest Holders.  If the Plan were not to be confirmed, the Debtors believe they may be forced to liquidate under chapter 7 or 11 of the Bankruptcy Code.

Substantive Consolidation

The Plan provides for the substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Interests under the Plan.  In addition, the Plan contemplates that, post-reorganization, certain Debtors will cease to exist and will be merged into or consolidated with other Debtors or dissolved with their respective property revested to one or more Reorganized Debtors.

The Debtors submit, and will be prepared to establish, that substantive consolidation of the Debtors’ estates solely for purposes of voting, confirmation, and making distributions under the Plan is appropriate under the circumstances given that, among other reasons, the Debtors’ assets and liabilities are entangled to such an extent that it would be a difficult, costly and time-consuming exercise to separate them out by Debtor and that expense and delay would harm the Debtors’ Estates by reducing the assets available upon confirmation.  Further, the overlap between legal entities prior to the Petition Date was such that most creditors relied on that overlap and treated the Debtors as a single legal enterprise.  Notably, for purposes of either rationale, substantive consolidation will not prejudice the rights of Holders of Allowed General Unsecured Claims, who are entitled to a 100% distribution under the Plan regardless of whether substantive consolidation is approved or not, or the rights of any other creditor or equity holder for that matter.

In the event that the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Debtors’ Estates, solely for purposes of voting, confirmation and making distributions under the Plan, (a) the Plan shall be treated as a separate plan of reorganization for each Debtor not substantively consolidated and (b) the Debtors shall not be required and do not intend to re-solicit votes to accept or reject the Plan.

Summary of Treatment of Claims and Interests under the Plan

Under the Plan, Claims against and Interests in the Debtors are divided into Classes.  The estimated aggregate amount of Claims in each Class and the amount and nature of distributions to Holders of Claims or Interests in each Class are summarized in the table below.  All Holders of Claims and Interests should review this Disclosure Statement, the Plan and any accompanying ballots to determine the classification of their respective Claims and/or Interests.

The estimated amounts of Claims shown in the table below are based upon the Debtors’ review of Claims and the Debtors’ books and records.  These amounts may be increased or decreased substantially following the Debtors’ completion of a detailed analysis of all filed Claims.  The amount of any Contested Claim that ultimately is allowed by the Bankruptcy Court may be significantly more or less than the estimated amount of such Claim.

As a result, the final amount of Allowed Claims may directly affect the ultimate recovery by Holders of Allowed Claims and Parent Common Stock and the amounts recovered could vary materially from the Debtors’ estimates below.

Each amount designated in the table below as “Projected Recoveries Under the Plan” for each Class of Claims is the quotient of the estimated Cash or other assets to be distributed to Holders of Allowed Claims in such Class, divided by the estimated aggregate amount of Allowed Claims in such Class.  With respect to Class 4—Parent Common Stock, the amount designated in the table below as (a) “Projected Recoveries Under the Plan” is the quotient of the midpoint of the Estimated Reorganized Debtors Enterprise Value (as discussed in Section 6.6 of this Disclosure Statement), divided by the estimated aggregate amount of the outstanding shares Parent Common Stock, and (b) “Projected Recoveries Under Chapter 7” is the quotient of the midpoint of the estimated liquidation value of the Debtors (as set forth in Appendix D to this Disclosure Statement), divided by the estimated aggregate amount of the outstanding shares Parent Common Stock.  In determining such amounts, the Debtors have assumed that the Plan is consummated as described herein.

While the Debtors believe the information reflected below is based on a reasonable estimate of percentage recoveries, no representation can be or is being made with respect to whether the estimated percentage recoveries shown in the table below will actually be realized by the Holders of Allowed Claims or Interests in any particular Class.

Under the Plan, Claims against and Interests in the Debtors will be treated as follows:

Class/Type of Claim or Interest	Projected Claims/Interests	Plan Treatment of Class	Projected Recovery Under the Plan	Projected Recovery Under Chapter 7
Administrative Claims	Approximately $4,113,250 (estimated)	Each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, one of the following treatments: (a) Cash equal to the unpaid portion of such Allowed Claim, or (b) such other treatment as to which the Debtors or Reorganized Debtors and such Holder shall have agreed upon in writing.	100%	100%
Priority Tax Claims	Approximately $6,000 (estimated)	Each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Tax Claim, one of the following treatments: (a) Cash equal to the unpaid portion of such Allowed Claim, plus postpetition interest at the statutory rate provided by 28 U.S.C. § 1961 from the Petition Date through date of payment, (b) Cash payments over time in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, or (c) such other treatment as to which the Debtors or Reorganized Debtors and such Holder shall have agreed upon in writing.	100%	100%
Class 1—Secured Claims	Approximately $0 (estimated)	Each Holder of an Allowed Secured Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim: (i) the Collateral securing such Allowed Claim, (ii) Cash in an amount equal to the value of the Collateral securing such Allowed Claim, including, to the extent applicable, postpetition interest under section 506(b) of the Bankruptcy Code, or (iii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.	100%	100%
Class 2—Other Priority Claims	Approximately $0 (estimated)	Each Holder of an Allowed Other Priority Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, one of the following treatments: (i) full payment in Cash of such Allowed Claim, plus postpetition interest at the statutory rate provided by 28 U.S.C. § 1961 from the Petition Date through date of payment, or (ii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.	100%	100%

v

Class/Type of Claim or Interest	Projected Claims/Interests	Plan Treatment of Class	Projected Recovery Under the Plan	Projected Recovery Under Chapter 7
Class 3—General Unsecured Claims	Approximately $6,248,000 (estimated)	Each Holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Claim, one of the following treatments: (i) full payment in Cash of such Allowed General Unsecured Claim, plus postpetition interest at the statutory rate provided by 28 U.S.C. § 1961, from the Petition Date through the date of payment, or (ii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.	100%	100%
Class 4—Parent Common Stock	All Parent Common Stock Approximately 13,714,992 Shares Outstanding	Each holder of Parent Common Stock shall receive, one (1) share of New Common Stock in exchange for each share of Parent Common Stock held as of the Distribution Record Date.	$.69 per share2	$.24 per share3
Class 5—Other Interests	All Other Interests (none estimated)	All Other Interests shall be cancelled, and holders of Other Interests shall receive no distribution on account of such Interests.	0%	0%

For additional information regarding the classification of Claims set forth above, you should review in their entirety this Disclosure Statement, the Plan and your respective ballots.

Voting and Confirmation

Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan.  The following summary chart sets forth the rights of each Class to vote, or not vote, on the Plan:

2	This amount represents the midpoint of estimated value under the Plan, the range of which is $.65 to $.74 per share, as discussed in Section 6.6 herein.

3
This amount represents the midpoint of estimated recoveries in a hypothetical chapter 7 liquidation, the range of which is $.15 to $.33 per share, as discussed in Appendix D to this Disclosure Statement.

Class	Claims and Interests	Status	Entitlement to Vote
1	Secured Claims	Unimpaired	Not Entitled to Vote
2	Other Priority Claims	Unimpaired	Not Entitled to Vote
3	General Unsecured Claims	Unimpaired	Not Entitled to Vote
4	Parent Common Stock	Impaired	Entitled to Vote
5	Other Interests	Impaired	Not Entitled to Vote

The Holders of Interests in Class 4 are “impaired” within the meaning of section 1124 of the Bankruptcy Code and will receive distributions under the Plan.  Class 4 is the ONLY Class entitled to vote to accept or reject the Plan.  The Debtors are NOT soliciting votes from Classes 1, 2 and 3 because the Claims or Interests in those Classes are “unimpaired” and thus, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan.  The Debtors are NOT soliciting votes from Class 5 because, while the Interests in that class are “impaired,” the Holders of Class 5 Other Interests are not receiving distributions and thus, pursuant to section 1126(g) of the Bankruptcy Code, are conclusively deemed to have rejected the Plan.

For a detailed description of the foregoing Classes of Claims and Interests, as well as their respective treatment under the Plan, see Article IV of this Disclosure Statement.

Solicitation Package

Article V of this Disclosure Statement specifies the deadlines, procedures and instructions for those entitled to accept or reject the Plan and the applicable standards for tabulating ballots.  An appropriate return envelope will be included with each ballot, which Holders must use to return their ballots to ensure that their votes will be counted.

The Debtors have engaged a solicitation and balloting agent, Epiq Bankruptcy Solutions, LLC (the “Voting Agent” or “Epiq”), to assist in the voting process.  The Voting Agent will answer questions, provide additional copies of materials, and process and tabulate ballots.  The addresses of the Voting Agent are:

If by U.S. Mail:	If by Courier/Hand Delivery:

4Kids Ballot Processing c/o Epiq Bankruptcy Solutions, LLC FDR Station, P.O. Box 5014 New York, NY 10150-5014	4Kids Ballot Processing c/o Epiq Bankruptcy Solutions, LLC 757 Third Avenue, Third Floor New York, NY 10017

The Solicitation Package (as defined below) (except for ballots) may also be obtained at no cost by accessing the case website at (http://dm.epiq11.com/Kids), by requesting a copy from the Voting Agent by written request to one of the addresses above, by calling (646) 282-2400 or by making such request in an email addressed to tabulation@epiqsystems.com with the subject line of “4Kids”.

IN ORDER FOR YOUR BALLOT TO BE COUNTED, THE VOTING AGENT MUST RECEIVE YOUR BALLOT (OR THE MASTER BALLOT CAST ON YOUR BEHALF) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN PRIOR TO 4:00 P.M., PREVAILING EASTERN TIME, ON DECEMBER 5, 2012 (THE “VOTING DEADLINE”).

HOLDERS MUST CAST THEIR BALLOTS IN ACCORDANCE WITH THE SOLICITATION PROCEDURES SET FORTH IN ARTICLE V OF THIS DISCLOSURE STATEMENT.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED.

The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the “Confirmation Hearing”).  The Bankruptcy Court has scheduled the Confirmation Hearing to commence on December 13, 2012, at 10:00 a.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Shelley C. Chapman, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of New York, Courtroom 621, One Bowling Green, New York, New York 10004-1408.  The Confirmation Hearing may be adjourned from time to time without further notice.

Objections to the Plan

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.  Any such objections must be filed and served so as to be received by the Debtors, and certain other parties, on or before December 5, 2012, at 4:00 p.m. (prevailing Eastern Time), in accordance with the order approving this Disclosure Statement (the “Disclosure Statement Order”), which is annexed hereto as Appendix B.  OBJECTIONS THAT HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THE TERMS OF THE DISCLOSURE STATEMENT ORDER WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Confirming and Consummating the Plan

It shall be a condition to confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order, in form and substance reasonably satisfactory to the Debtors.  In addition, certain other conditions contained in the Plan must be satisfied or waived for the Plan to be confirmed and consummated pursuant to the provisions of Article X of the Plan.  For further information, see Section 4.9 of this Disclosure Statement- “SUMMARY OF THE PLAN - Conditions Precedent to Confirmation and Consummation of the Plan.”

Risk Factors

Prior to deciding whether and how to vote on the Plan, parties entitled to vote are strongly encouraged to review this Disclosure Statement carefully and in its entirety, especially the risk factors in Article VIII hereof.

Recommendation

The Board of Directors of 4Kids has unanimously approved the solicitation procedures, the Plan and the transactions contemplated thereby and hereby, and recommend that all voting parties submit ballots to accept the Plan.

PLEASE READ THIS IMPORTANT INFORMATION

THE BANKRUPTCY CODE REQUIRES THAT THE PARTY PROPOSING A CHAPTER 11 PLAN OF REORGANIZATION PREPARE AND FILE THIS DISCLOSURE STATEMENT.  THIS DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED INTO AND MADE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

THE BANKRUPTCY COURT HAS REVIEWED THIS DISCLOSURE STATEMENT, AND HAS DETERMINED THAT IT CONTAINS ADEQUATE INFORMATION AND MAY BE SENT TO YOU TO SOLICIT YOUR VOTE TO ACCEPT THE PLAN.

ALL PARTIES ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE RISK FACTORS SET FORTH HEREIN AND THE PLAN ATTACHED HERETO, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

THE STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT WERE MADE AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED.  PARTIES REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE SET FORTH ON THE COVER PAGE HEREOF.  PARTIES ENTITLED TO VOTE MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT SOLELY FOR PURPOSES OF SOLICITING PARTIES ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON FOR ANY OTHER PURPOSE.  THE CONTENTS OF THIS DISCLOSURE STATEMENT SHALL NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE.  THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY SUCH LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN.  MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER FOR ANY PURPOSE WHATSOEVER.

THE DEBTORS HAVE NOT AUTHORIZED ANY PARTY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OR THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.  PARTIES ENTITLED TO VOTE SHOULD NOT RELY UPON ANY OTHER INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OR REJECTION OF THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH ANY FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.  THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS WITH “ADEQUATE INFORMATION” (AS DEFINED IN THE BANKRUPTCY CODE) SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN HAS BEEN FILED WITH OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES LAW.  THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, RELATED DOCUMENTS, SUMMARY FINANCIAL INFORMATION AND CERTAIN RISK FACTORS.  THE DEBTORS BELIEVE THESE SUMMARIES ARE FAIR AND ACCURATE.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS OR FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN, OR SUCH OTHER DOCUMENTS, AS APPLICABLE, SHALL GOVERN FOR ALL PURPOSES.

x

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS DISCLOSURE STATEMENT CONTAINS BOTH HISTORICAL AND FORWARD-LOOKING STATEMENTS.  ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS DISCLOSURE STATEMENT THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE DEBTORS EXPECT, BELIEVE OR ANTICIPATE WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD-LOOKING STATEMENTS INCLUDING, WITHOUT LIMITATION, THE STATEMENTS ABOUT THE DEBTORS’ PLANS, OBJECTIVES, STRATEGIES AND PROSPECTS REGARDING, AMONG OTHER THINGS, THE DEBTORS’ FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS.  THE DEBTORS HAVE IDENTIFIED SOME OF THESE FORWARD-LOOKING STATEMENTS WITH WORDS LIKE “BELIEVE,” “MAY,” “WILL,” “SHOULD,” “EXPECT,” “INTEND,” “PLAN,” “PREDICT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” AND OTHER WORDS AND TERMS OF SIMILAR MEANING. THESE FORWARD-LOOKING STATEMENTS ARE CONTAINED THROUGHOUT THIS DISCLOSURE STATEMENT, ARE BASED ON CURRENT EXPECTATIONS ABOUT FUTURE EVENTS AFFECTING THE DEBTORS AND REORGANIZED DEBTORS AND ARE SUBJECT TO UNCERTAINTIES AND FACTORS RELATING TO THE DEBTORS’ OPERATIONS, BUSINESS ENVIRONMENT, AND DISCUSSIONS WITH CREDITORS.  ALL SUCH MATTERS ARE DIFFICULT TO PREDICT AND MANY ARE BEYOND THE DEBTORS’ CONTROL AND COULD CAUSE THE DEBTORS’ ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE MATTERS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS.  MANY FACTORS MENTIONED IN THE DEBTORS’ DISCUSSION IN THIS DISCLOSURE STATEMENT WILL BE IMPORTANT IN DETERMINING FUTURE RESULTS.  ALTHOUGH THE DEBTORS BELIEVE THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, THE DEBTORS CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS.  THE DEBTORS’ PLANS AND OBJECTIVES ARE BASED, IN PART, ON ASSUMPTIONS INVOLVING THE DEBTORS CONTINUING AS A GOING CONCERN AND EXECUTING THE DEBTORS’ STATED BUSINESS PLAN AND OBJECTIVES AS REORGANIZED DEBTORS.  FORWARD-LOOKING STATEMENTS (INCLUDING ORAL REPRESENTATIONS) ARE ONLY PREDICTIONS OR STATEMENTS OF CURRENT PLANS, WHICH THE DEBTORS REVIEW CONTINUOUSLY.  THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS THE DEBTORS MIGHT MAKE OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

BECAUSE THE DEBTORS’ ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS, THE DEBTORS CANNOT GIVE ANY ASSURANCE THAT ANY OF THE EVENTS ANTICIPATED BY THESE FORWARD-LOOKING STATEMENTS WILL OCCUR OR, IF ANY OF THEM DO, WHAT IMPACT THEY WILL HAVE ON THE DEBTORS’ BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.  YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT.  THE DEBTORS DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE LAW.

TABLE OF CONTENTS

6.2.	The Reincorporation	51
6.3.	The Reorganized Debtors	52
6.4.	Management and Board of Directors of the Reorganized Debtors	53
6.5.	Debtors’ Future Plans for the Post-Reorganization Business	54
6.6.	Valuation of the Reorganized Debtors	56
6.7.	Feasibility of the Reorganized Debtors	58

Article VII. CONFIRMATION PROCEDURES		60
7.1.	The Confirmation Hearing	60
7.2.	Statutory Requirements for Confirmation of the Plan	60

Article VIII. CERTAIN RISK FACTORS AFFECTING THE DEBTORS		62
8.1.	General Considerations	62
8.2.	Certain Bankruptcy Considerations	63
8.3.	Financial Information; Disclaimer	65
8.4.	Risk Factors Associated with the Debtors’ and Reorganized Debtors’ Business	65
8.5.	Factors Affecting the Value of Stock in the Debtors or Reorganized Debtors	68
8.6.	Factors Affecting the Reorganized Debtors	70

Article IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN		71
9.1.	General Considerations	71
9.2.	Certain U.S. Federal Income Tax Consequences to the Debtors	72
9.3.	Certain U.S. Federal Income Tax Consequences of Payment of Allowed Claims Pursuant to Plan	73
9.4.	Certain Other Tax Consequences for Holders of Claims	74
9.5.	Certain U.S. Federal Income Tax Consequences for Holders of Parent Common Stock	74
9.6.	Importance of Obtaining Professional Tax Assistance	75

Article X. APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS		75
10.1.	General	75
10.2.	Bankruptcy Code Exemptions from Registration Requirements	75
10.3.	Certain Transactions by Stockbrokers	78

Article XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		78
11.1.	Other Potential Plan(s)	78
11.2.	Liquidation Under Chapter 7	79

Article XII. CONCLUSION AND RECOMMENDATION.		79
12.1.	Conclusion and Recommendation	79

APPENDICES

Appendix A	Plan of Reorganization

Appendix B	Order Approving the Disclosure Statement

Appendix C	Financial Projections

Appendix D	Liquidation Analysis

Appendix E	Debtors’ Organizational Chart

ARTICLE I.
BACKGROUND

1.1.	Introduction

On the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  Since the Petition Date, the Debtors have sold substantially all of their assets and now seek to reorganize around their remaining assets and implement their business plan as discussed in Section 6.5 and reflected in the Financial Projections annexed to this Disclosure Statement as Appendix C.  Pursuant to the Plan, the Debtors intend to pay Allowed Administrative Claims, Priority Claims, Secured Claims, Other Priority Claims and General Unsecured Claims in full.

With respect to Holders of Parent Common Stock, Parent will reincorporate from the State of New York to the State of Delaware.  The Parent Common Stock will be cancelled and Reincorporated Parent, created for the sole purpose of effecting the Reincorporation, will issue the shares of New Common Stock in the Reincorporated Parent to the holders of Parent Common Stock in exchange for their shares of Parent Common Stock (one (1) share of Parent Common Stock in exchange for one (1) share of New Common Stock).  Reincorporated Parent will, after giving effect to the provisions of the Plan, (i) be deemed to be the successor entity to Parent for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of Parent, (iii) continue to possess all of the properties and assets of Parent, and (iv) continue to have all of the debts, liabilities and obligations of Parent, that exist after the Effective Date of, and after giving effect to, the Plan.  The Reincorporation is not expected to effect any of Parent’s material contracts.  The Reincorporation and the exchange of Parent Common Stock for the New Common Stock of Reincorporated Parent should not have any impact on the Debtors’ NOLs and the “ownership change” analysis.

The Debtors hereby transmit this Disclosure Statement to Holders of Claims against and Interests in the Debtors, pursuant to section 1125 of the Bankruptcy Code, for use in connection with (i) the solicitation of acceptances and rejections of the Plan, and (ii) the Confirmation Hearing scheduled for ________, 2012, at __:__ _.m. (prevailing Eastern Time).  A copy of the Plan is annexed to this Disclosure Statement as Appendix A.

The Debtors are the “proponents” of the Plan within the meaning of section 1129 of the Bankruptcy Code.  No materials other than this Disclosure Statement and any exhibits and schedules attached thereto or referenced therein have been authorized by the Bankruptcy Court or the Debtors for use in soliciting acceptances or rejections of the Plan.

1.2.	Corporate Structure

The Debtors are comprised of twelve (12) entities, each organized under U.S. law:  4Kids Entertainment, Inc.; 4Kids Ad Sales, Inc.; 4Kids Digital Games, Inc.; 4Kids Entertainment Home Video, Inc.; 4Kids Entertainment Music, Inc.; 4Kids Entertainment Licensing, Inc.; 4Kids Productions, Inc.; 4Kids Technology, Inc.; 4Kids Websites, Inc.; 4Sight Licensing Solutions, Inc.; The Summit Media Group, Inc.; and World Martial Arts Productions, Inc.

The Parent, 4Kids Entertainment, Inc., was organized as a New York corporation in 1970.  The Parent owns 100% of each of the Affiliated Debtors.

In addition, the Debtors have three (3) non-debtor affiliates: (i) two organized under the laws of the United States – (a) TC Digital Games LLC (“TC Digital”), a Delaware limited liability company, and (b) TC Websites LLC (“TC Websites”), a Delaware limited liability company, and (ii) one entity formed under the laws of the United Kingdom and based in London, England, 4Kids Entertainment International, Ltd. (“4Kids International”).  The Debtors own 55% of each of TC Digital and TC Websites, and 100% of 4Kids International.4

A chart reflecting the Debtors’ organizational structure as of the Petition Date is attached hereto as Appendix E.

1.3.	The Debtors and Their Business

Historically, 4Kids was a media and entertainment company that produced children’s television programming and licensed merchandise that related to such programming, including, for example, home videos, toys, and trading cards.  4Kids specialized in the youth oriented market, with operations in the following business segments: (i) licensing, (ii) advertising media and broadcast, (iii) television and film production/distribution, and (iv) gaming.

(a)         Licensing.

4Kids’ licensing business segment was conducted through the operations of the following four wholly-owned subsidiaries of the Parent:

(i)          Debtor 4Kids Entertainment Licensing, Inc. (“4Kids Licensing”), a New York corporation, was engaged in the business of licensing the merchandising rights to popular children’s television series, properties and product concepts.  4Kids Licensing typically acted as exclusive merchandising agent in connection with the grant to third parties of licenses to manufacture and sell all types of merchandise, including toys, videogames, trading cards, apparel, housewares, footwear, books and other published materials, based on such properties.

(ii)         Debtor 4Sight Licensing Solutions, Inc. (“4Sight”), a Delaware corporation, was engaged in the business of licensing properties and product concepts to adults, teens and “tweens.”  It focused on brand building through licensing.

(iii)        Debtor 4Kids Technology, Inc., a Delaware corporation, developed ideas and concepts for licensing which integrated new and existing technologies with traditional game and toy play patterns.

4
4Kids International has one wholly owned subsidiary, 4Sight Licensing Solutions International, Ltd., formed under the laws of the United Kingdom.  It is anticipated that these two non-debtors in the United Kingdom will be wound down under the laws of the United Kingdom.

(iv)        Non-debtor 4Kids International, a corporation organized under the laws of the United Kingdom, managed properties represented by 4Kids in the U.K. and European markets.

4Kids’ licensing business segment accounted for approximately 73%, 83% and 70% of the Debtors’ consolidated net revenues for the years ended December 31, 2011, 2010 and 2009, respectively.

(b)         Advertising Media and Broadcast

4Kids’ advertising media and broadcast business segment was conducted principally through a multi-year agreement (the “CW Agreement”) with The CW Network, LLC (“The CW”), pursuant to which 4Kids leased The CW’s Saturday morning programming block for an initial term of five years beginning with The CW’s 2008-2009 broadcast season.  The CW block broadcasts in most markets from 7am to 12pm.  4Kids provided substantially all programming content to be broadcast on The CW block.  The CW Agreement provided that The CW would receive minimum advertising revenues of $11.5 million per annum, divided into quarterly minimum guarantees.  To the extent that The CW’s percentage share of the national advertising revenues did not result in The CW receiving the required minimum advertising revenues for any calendar quarter, 4Kids was required under the terms of the CW Agreement to make “settle-up payments” to The CW on a quarterly basis, one quarter in arrears.

In addition to the CW Agreement, 4Kids’ advertising media and broadcast business segment was conducted through the following subsidiaries:

(i)          Debtor 4Kids Ad Sales, Inc., a Delaware corporation, sold network advertising time during The CW block.

(ii)         Debtor The Summit Media Group, Inc., a New York corporation that terminated its operations effective June 30, 2006, previously provided print and broadcast media planning and buying services for clients principally in the children’s toy and game business.

(iii)        Debtor World Martial Arts Productions, Inc., a New York corporation that terminated its operations between 1996 and 1997, previously produced a live-action martial arts competition series of programs called WMAC Masters.

The advertising media and broadcast business segment also generated revenues from the sale of advertising on the Debtors’ various websites.  The Debtors’ websites showcased and promoted The CW block, as well as the Debtors’ various properties.

4Kids’ advertising media and broadcast business segment accounted for 13%, 6% and 8% of the Debtors’ consolidated net revenues for the years ended December 31, 2011, 2010 and 2009, respectively.

(c)         Television and Film Production/Distribution

4Kids’ television and film production/distribution business segment was conducted through the following three wholly-owned subsidiaries of the Parent:

(i)          Debtor 4Kids Productions, Inc., a New York corporation, produced and adapted animated and live-action television programs and theatrical motion pictures for distribution to the domestic and international television, home video and theatrical markets.

(ii)         Debtor 4Kids Entertainment Music, Inc., a Delaware corporation, composed original music for incorporation into television programming produced by 4Kids Productions and marketed and managed such music.

(iii)        Debtor 4Kids Entertainment Home Video, Inc., a Delaware corporation, distributed home videos associated with television programming produced by 4Kids Productions.

4Kids’ television and film production/distribution business segment accounted for 14%, 11% and 22% of the Debtors’ consolidated net revenues for the years ended December 31, 2011, 2010 and 2009, respectively.

(d)         Discontinued Operation - Trading Card and Game Distribution

Prior to the Petition Date, 4Kids experienced losses due to certain discontinued operations in the gaming segment.  Debtor 4Kids Digital Games, Inc., a Delaware corporation, owns 55% of non-Debtor TC Digital, which produced, marketed and distributed the “Chaotic” trading card game.  Debtor 4Kids Websites, Inc., a Delaware corporation, owns 55% of non-Debtor TC Websites, which owns and operated www.chaoticgame.com, the companion website for the “Chaotic” trading card game.  TC Digital and TC Websites are the exclusive licensees of certain patents covering the uploading of coded trading cards to a website where online game play and community activities occur.

TC Digital and TC Websites were not profitable and resulted in significant losses for 4Kids.  The operations of TC Digital and TC Websites were terminated as of September 30, 2010.

1.4.	Capital Structure

The Parent, 4Kids Entertainment, Inc., is a public company with approximately 250 to 300 registered common stockholders (Pink Sheets: KIDEQ).  The common stock of the Parent is currently traded on the over-the-counter market.  Trading in the Parent’s common stock is restricted to protect the Debtors’ net operating losses pursuant to an order of the Bankruptcy Court dated August 29, 2011 [Docket No. 269].

The Debtors have no outstanding bank loans, bonds or other similar instruments and funded their business activities with cash from operations.

The CW had a security interest in proceeds arising out of the broadcast of national television commercials during The CW block produced by 4Kids.  Under the terms of the CW Agreement, The CW and 4Kids designated The Bank of New York Mellon as paying agent to which proceeds derived from the sale of national advertising during The CW block were paid.  On a weekly basis, The Bank of New York Mellon would remit to each of The CW and 4Kids their respective shares of the national advertising proceeds.  The relationship between 4Kids and The CW was terminated when 4Kids sold that portion of its business in July 2012, as discussed below.

1.5.	Events Leading to Chapter 11

(a)         Dispute with the Yu-Gi-Oh! Licensors

The principal driver for filing the Debtors’ Chapter 11 Cases was a dispute over ownership and control of 4Kids’ most valuable asset -- its rights under an exclusive license relating to the popular Yu-Gi-Oh! series of animated television programs.

4Kids, as licensee, and Television Tokyo Channel 12, Ltd. 4 and Nihon Ad Systems, Inc. c/o Asatsu-DK Inc. (collectively, the “Licensors”), were parties to that certain Amended and Restated Yu-Gi-Oh! Agreement dated as of July 1, 2008 (as amended, modified or restated from time to time, the “Yu-Gi-Oh! Agreement”).  Pursuant to the terms of the Yu-Gi-Oh! Agreement, 4Kids served as exclusive licensor of the Yu-Gi-Oh! properties outside of Asia, principally in North America and Europe.

During the first quarter of 2010, the Licensors commenced an audit of 4Kids with respect to the amounts paid by 4Kids to the Licensors during the course of the 4Kids representation of Yu-Gi-Oh!.  On June 25, 2010, the Licensors sent 4Kids a letter alleging that 4Kids had improperly deducted certain expenses and failed to pay the Licensors a share of certain home video revenues.  In addition, the letter requested that 4Kids provide additional documentation with respect to taxes withheld from the Licensors’ share of Yu-Gi-Oh! revenues.  The Licensor’s letter claimed that the total of the improper deductions and underpayments was approximately $3,000,000.

By letter dated June 29, 2010, 4Kids disputed substantially all of the Licensors’ allegations.

The Licensors demanded that 4Kids agree to toll the running of the statute of limitations during the four-month period starting on June 1, 2010 and concluding on September 30, 2010. On June 29, 2010, 4Kids and the Licensors signed the tolling agreement for the period.  On October 19, 2010, 4Kids and the Licensors signed an amendment extending the tolling period through December 31, 2010.

On December 20, 2010, the Licensors sent a letter alleging underpayments determined in the audit of approximately $4,819,000.  By letter dated December 29, 2010, 4Kids disputed substantially all of the alleged audit findings. On January 11, 2011, the parties entered into another amendment to the tolling agreement extending the tolling period through March 31, 2011.

In February 2011, 4Kids requested an in-person meeting with the Licensors.  On March 4, 2011, the Licensors demanded payment of $1,000,000 from 4Kids before it would meet.  On March 17, 2011, 4Kids made the $1,000,000 payment to the Licensors as a show of good faith and reserved its rights to dispute all of the Licensors’ audit claims and seek return of the good faith payment.  On March 18, 2011, 4Kids met with the Licensors but the parties were unable to resolve the dispute.

On March 24, 2011, 4Kids received a letter from the Licensors purporting to terminate the Yu-Gi-Oh! Agreement.  On March 24, 2011, the Licensors filed a lawsuit against 4Kids in the United States District Court for the Southern District of New York.  The lawsuit alleged that 4Kids breached the Yu-Gi-Oh! Agreement on grounds substantially the same as those asserted in the audit dispute and sought damages in excess of $4,700,000.

In order to stay the litigation and any potential termination of the Yu-Gi-Oh! Agreement, 4Kids commenced the Chapter 11 Cases on April 6, 2011.

(b)         Other Contributing Factors

In addition to the Yu-Gi-Oh! litigation, other factors contributed to 4Kids’ decision to file for bankruptcy protection including operating losses and losses related to discontinued operations.

4Kids operated in a highly competitive environment where it competed with large, multinational corporations.  4Kids’ principal competitors in the licensing segment were the large media companies (e.g., Disney, Time Warner and Nickelodeon) with consumer products/merchandise licensing divisions, toy companies, other licensing companies, and numerous individuals who act as merchandising agents.  4Kids’ principal competitors in the advertising media and broadcast segment included large media companies (e.g., Disney, Time Warner, CBS, NBC and Nickelodeon, which is owned by Viacom) with substantially greater resources and distribution networks than 4Kids.   4Kids’ competitors in the television and film production/distribution segment included a significant number of companies that produce and/or broadcast television programming and distribute theatrical motion pictures and home videos for children’s programming and websites.

4Kids’ financial issues were compounded by substantial losses in a cash management brokerage account maintained with Lehman Brothers, Inc. (“Lehman”).  The account was opened in 2005.  Lehman had discretionary authority over the account and was required to invest the cash conservatively in accordance with 4Kids’ investment policy.  Lehman failed to adequately diversify the securities in the 4Kids’ account.  By December 31, 2007, Lehman had invested approximately $60 million of 4Kids’ cash in auction rate securities, many of which were complex securities issued by structured investment vehicles.  Beginning in or around August 2007, the monthly auctions associated with these structured securities began to “fail,” and the market in auction rate securities became illiquid.  Lehman filed bankruptcy in September 2008.  Over time, 4Kids’ liquidated its position in the account at a substantial loss.  4Kids asserted substantial claims for damages against Lehman as well as the individuals who managed the 4Kids’ account.  4Kids filed a proof of claim in the Lehman bankruptcy case for approximately $31,500 plus interest, and the claim also requested treble damages.  The claim is currently pending.  4Kids is unable to estimate what its ultimate recovery will be on that claim.  4Kids settled the claims against the individual brokers for a de minimis amount.

ARTICLE II.
MANAGEMENT OF THE DEBTORS

The following is a list of the Debtors’ executive officers and directors as of the Petition Date:

Name	Position(s)

Duminda DeSilva	Director

Jay Emmett	Director

Michael Goldstein	Director (Retired effective September 30, 2012)

Wade Massad	Director

Samuel R. Newborn	Director; Executive Vice President and General Counsel

Bruce R. Foster	Executive Vice President and Chief Financial Officer

Brian Lacey	Executive Vice President, International (No longer employed by the Debtors)

Daniel Barnathan	President of 4Kids Ad Sales, Inc. (No longer employed by the Debtors)

ARTICLE III.
EVENTS DURING THE CHAPTER 11 CASES

3.1.	Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Chapter 11 authorizes a debtor to reorganize its business for its benefit and its creditors and equity interest holders.  Commencing a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

The principal objective of a chapter 11 case is to consummate a plan of reorganization.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan of reorganization by a bankruptcy court binds a debtor, any issuer of securities thereunder, any person acquiring property under the plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court to such plan.  Chapter 11 requires that a plan treat similarly situated creditors  and similarly situated equity interest holders equally, subject to the priority provisions of the Bankruptcy Code.

Subject to certain limited exceptions, the bankruptcy court order confirming a plan of reorganization discharges a debtor from any debt that arose prior to the date of confirmation of the plan and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

Prior to soliciting acceptances of a proposed plan of reorganization, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan of reorganization.  This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code.

3.2.	Commencement of the Chapter 11 Cases

On the Petition Date, April 6, 2011, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  The Debtors are continuing to operate their business and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

3.3.	Continuation of Business; Stay of Litigation

An immediate effect of the filing of the Debtors’ bankruptcy petitions was the imposition of the automatic stay under section 362 of the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors, the enforcement of liens against a debtor’s property and the continuation of litigation against a debtor.

3.4.	First and Second Day Orders

On the Petition Date, the Debtors filed a number of motions seeking entry of “first day” orders intended to facilitate the transition into chapter 11 by approving certain regular business conduct for which approval of the Bankruptcy Court is required.  The “first day” hearing was held on April 7, 2011, at which time the Bankruptcy Court entered the following orders:

●	the joint administration of the Debtors’ bankruptcy cases [Docket No. 18];

●	the preparation of a consolidated list of creditors in lieu of a mailing matrix [Docket No. 19];

●	the retention of Epiq as notice and claims agent [Docket No. 20];

●	the extension of the time to file schedules of assets and liabilities and statements of financial affairs [Docket No. 21];

●	procedures related to notices and case management [Docket No. 22];

●	the payment of employees’ accrued prepetition wages and certain employee benefit claims on an interim basis [Docket No. 23];

●	the continuation of certain prepetition customer practices on an interim basis [Docket No. 24]; and

●	the maintenance of the Debtors’ bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date on an interim basis [Docket No. 25].

The Debtors also filed a number of motions seeking entry of “second day” orders that, while critical to the business and the Debtors’ Chapter 11 Cases, do not have the same urgency and require greater notice than typical “first day” orders.  The “second day” hearing was held on May 25, 2011, at which the Bankruptcy Court entered the following orders:

●	the retention of Kaye Scholer LLP (“Kaye Scholer”) as counsel to the Debtors [Docket No. No. 113];

●	the retention of Epiq as administrative agent [Docket No. 114];

●	procedures for interim compensation and reimbursement of expenses of professionals [Docket No. 116];

●	the maintenance of the Debtors’ bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date on a final basis [Docket No. 117];

●	the continuation of certain prepetition customer practices on a final basis [Docket No. 118]; and

●	the payment of employees’ accrued prepetition wages and certain employee benefit claims on a final basis [Docket No. 119].

3.5.	Appointment of Creditors’ Committee

On July 8, 2011, the United States Trustee appointed the Creditors’ Committee pursuant to section 1102(a) of the Bankruptcy Code.  The Creditors’ Committee is comprised of the following entities: The Pokemon Company International, Inc., Twenty Third Street Associates and The Cat Fanciers’ Association, Inc.  Counsel to the Creditors’ Committee, Hahn & Hessen LLP, was retained by order of the Bankruptcy Court on September 14, 2011 [Docket No. 295].

3.6.	Yu-Gi-Oh! Litigation and Settlement

On May 13, 2011, the Debtors filed a motion to enforce the automatic stay with respect to 4Kids’ rights under the Yu-Gi-Oh! Agreement.  The motion sought confirmation that the automatic stay applied to the post-petition actions of the Licensors in furtherance of their purported termination of the Yu-Gi-Oh! Agreement on March 24, 2011.  On June 2, 2011, the Bankruptcy Court entered a stipulated order confirming that the automatic stay applied and reaffirming that 4Kids could exercise its rights under the Yu-Gi-Oh! Agreement pending the outcome of the litigation between 4Kids and the Licensors [Docket No. 130].

On May 18, 2011, 4Kids and the Licensors agreed, pursuant to a stipulated order, to have the Yu-Gi-Oh! litigation referred to the Bankruptcy Court.

On June 10, 2011, 4Kids filed its answer and counterclaims against the Licensors.  4Kids disputed substantially all of the audit claims asserted by Licensors and asserted counterclaims against the Licensors arising from the termination of the Yu-Gi-Oh! Agreement.

The initial trial to determine whether the purported termination of the Yu-Gi-Oh! Agreement was effective and whether any amounts were owed between the parties commenced in the Bankruptcy Court on August 29, 2011.  The trial concluded on September 23, 2011.

On December 29, 2011, the Bankruptcy Court issued its decision on the initial trial, ruling in favor of 4Kids.  In its 154-page decision, the Bankruptcy Court ruled that the Yu-Gi-Oh! Agreement was not terminated by the Licensors prior to 4Kids’ bankruptcy filing and that the Yu-Gi-Oh! Agreement remained in full force and effect and was property of the Debtors’ estates.  In addition, the Court’s decision concluded that essentially all of the Licensors’ audit claims were “meritless.”

In January 2012, the Debtors renewed settlement discussions with the Licensors.  The Debtors and the Licensors also participated in a number of non-binding mediation sessions before Judge Gropper of the Bankruptcy Court for the Southern District of New York.

Ultimately, the Debtors and Licensors entered into a settlement agreement dated as of February 27, 2012, resolving the Yu-Gi-Oh! litigation.  The settlement provided, among other things, for the Licensors to make a payment to 4Kids in the amount of $8,000,000.  The Licensors also agreed to return to the Debtors the $1,000,000 good-faith payment.

On March 9, 2012, the Bankruptcy Court issued an order [Docket No. 539] approving the settlement.  As part of the settlement, the Licensors acknowledged that the Yu-Gi-Oh! Agreement remained valid, binding and legally enforceable, with 4Kids continuing to serve as exclusive licensing agent for the merchandise licensing, television broadcast and home video rights to the Yu-Gi-Oh! properties throughout the world outside of Asia.

3.7.	Sale of Yu-Gi-Oh!- and CW-Related Assets

(a)         Initial Marketing and Sale Efforts.

In February and March 2011, 4Kids engaged in substantial negotiations with a third party regarding a potential sale of 4Kids’ business.  Those negotiations were subsequently terminated due to the Licensors’ purported termination of the Yu-Gi-Oh! Agreement on March 24, 2011.

After the Petition Date, on or about May 19, 2011, the Debtors retained BDO Capital Advisors, LLC (“BDO Capital”) as their financial advisor and investment banker.  In August 2011, while the Yu-Gi-Oh! litigation was being prepared for trial, BDO Capital began a comprehensive search to locate:  (i) new debt and/or equity capital, and/or (ii) offers to purchase the business.

(b)         The Yu-Gi-Oh! Litigation and the November Letter of Intent.

At the conclusion of the initial Yu-Gi-Oh! trial, it became apparent that, in order to continue operations and pursue the next phase of the litigation, the Debtors would need additional liquidity.  In November 2011, the Debtors received a non-binding letter of intent from the same third party that had negotiated with the Debtors in February and March of 2011.  The letter of intent contemplated a stalking horse bid for substantially all of the Debtors’ assets coupled with debtor in possession financing to allow the Debtors to continue operations and pursue the Yu-Gi-Oh! litigation.  The Debtors engaged in substantial negotiations with the potential purchaser while the Yu-Gi-Oh! litigation was under advisement with the Bankruptcy Court.

The Bankruptcy Court issued its decision on the trial on December 29, 2011.  That decision paved the way for the ultimate settlement of the Yu-Gi-Oh! litigation.

(c)         The APA and Sale Motion.

In January 2012, the Debtors and BDO Capital renewed the search for a potential purchaser or plan sponsor.  On February 13, 2012, the Debtors’ received a letter of interest from Kidsco Media Ventures LLC, an affiliate of Saban Capital Corp. (collectively, “Saban”), to acquire substantially all of the Debtors’ Yu-Gi-Oh! and CW-related assets pursuant to a sale under section 363 of the Bankruptcy Code.  Over the next several weeks, the Debtors and Saban negotiated the terms of the letter of interest.  At the same time, the Debtors’ continued to explore other strategic alternatives but no suitable proposals were received.  On March 7, 2012, 4Kids signed the letter of interest, and the parties commenced the negotiation of the purchase and sale documents.

On April 17, 2012, the Debtors and Saban substantially concluded negotiations on an asset purchase agreement (the “Saban APA”) and the Debtors’ filed their Motion for Entry of (I) Order (A) Approving Bidding Procedures, Entry into the Stalking Horse Agreement and Bid Protections in Connection with the Sale of the Debtors’ Yu-Gi-Oh! Related Assets; (B) Approving Form and Manner of Notice; (C) Scheduling Auction and Sale Hearing; and (D) Approving Procedures for Determining Cure Costs, and (II) Order Authorizing and Approving Sale of All of Debtors’ Yu-Gi-Oh! Related Assets and Granting Related Relief [Docket No. 588] (the “Sale Motion”).  The Saban APA contemplated a cash purchase price of $10 million, subject to certain adjustments.

On April 25, 2012, the Debtors and Saban signed the Saban APA.  Following a hearing on April 27, 2012, the Bankruptcy Court entered its order [Docket No. 613] approving bid procedures, including a bid deadline of May 31, 2012, and an auction date of June 5, 2012.

(d)         Events Leading Up to the Auction.

4Kids and BDO Capital continued to market the assets in May 2012.  While a number of parties expressed interest and performed due diligence, ultimately, they all dropped out and only two potential bidders continued to express interest in 4Kids’ business-- Saban, as stalking horse, and 4K Acquisition Corp., an affiliate of Konami Corp. (collectively, “Konami”).

In May, Konami’s counsel approached The CW’s counsel to have the parties discuss possible contract modifications if Konami were to prevail at the auction and take an assignment of the CW Agreement. The CW’s counsel corresponded with Konami’s counsel by email regarding information that The CW would like to see if Konami intended to submit a bid to acquire the CW Agreement.  In a letter dated May 21, 2012 to Konami’s counsel, the CW’s counsel stated that the programming which Saban proposed to air on the block would be preferable to The CW.  That letter also asserted that the Debtor had failed to make a true-up payment due under the Term Sheet on March 31, 2012, that The CW had sent the Debtor a notice of that breach and provided a ten-day cure period, and that the Debtor still did not make payment.  The letter further advised that if Konami were the successful bidder at the auction and assumed the CW Agreement with the full $11.5 million minimum guarantee per broadcast year, The CW would comply with the terms of the CW Agreement provided that Konami would do the same.

In light of the size of the guaranty in the CW Agreement, and the state of the discussions between The CW and Konami, 4Kids believed it was unlikely that Konami or any other bidder would submit a competing bid.  Given the apparent likelihood that there would be no auction, 4Kids considered the possibility of a multi-party transaction that would split the assets between the two bidders in a way that 4Kids believed would benefit all parties and reduce closing risk.  During the week of May 22, 2012, 4Kids approached Konami and Saban regarding the possibility of a joint transaction, but at that time the parties could not come to an agreement on a number of business issues, and so the discussions were terminated.

(e)         The Konami Bid.

On May 31, 2012, 4Kids received a bid from Konami.  The bid consisted of a cash purchase price of $11 million, subject to certain adjustments.  Konami also proposed to exclude certain assets from the bid, which increased the value of the bid to 4Kids.

On June 1, 2012, 4Kids, in consultation with its advisors and the Creditors’ Committee, determined that the Konami bid was a “Qualified Bid” for purposes of the bidding procedures and notified the parties that the auction would go forward on June 5, 2012.

(f)           The Joint Proposal.

On June 4, 2012, the day before the auction, Saban approached 4Kids and sought to renew discussions regarding a joint transaction, whereby Saban would purchase the Debtors’ CW-related assets and Konami would purchase the Debtors’ Yu-Gi-Oh!-related assets.  Due to the fact that Konami had now submitted a qualifying bid and there was an impending auction planned, 4Kids advised Saban that the auction would go forward on June 5, 2012 as previously planned.

(g)           The Auction.

On June 5, 2012, at 10:00 a.m. (Eastern Time), the Debtors commenced the auction at Kaye Scholer’s New York office.  The auction went through a number of rounds of successive bids by Saban and Konami.  On a break that afternoon, Saban approached 4Kids and the Creditors’ Committee and asked them to consider modifying the auction rules to permit Saban to propose a joint transaction with Konami.  4Kids believed a joint transaction could result in a significantly better recovery than represented by the existing bids and, with the Creditors’ Committee’s consent, adjourned the auction.  Saban presented its proposal and Konami expressed interest.  While the auction was adjourned, the parties negotiated a framework for a three-party transaction.  In essence, Konami agreed to purchase 4Kids’ Yu-Gi-Oh!-related assets and Saban agreed to purchase 4Kids’ CW-related assets for a cash purchase price of $15 million.

At the time the auction was adjourned, Saban held the leading bid, which consisted of a cash purchase price of $11.8 million.  The prior leading bid from Konami consisted of a cash purchase price of $11 million.

After the auction was adjourned, the Debtors, Saban and Konami worked to document the joint transaction.  On June 24, 2012, the parties executed an asset purchase agreement by and among 4Kids Entertainment, Inc., Kidsco Media Ventures, LLC, and 4K Acquisition Corp., dated as of June 24, 2012 (the “APA”).

(h)         The Sale Hearing; Closing.

On June 26, 2012, a hearing was held (the “Sale Hearing”), following which the Bankruptcy Court entered an order [Docket No. 750] approving the joint transaction set forth in the APA.  The joint transaction closed on July 2, 2012.  The purchase and sale documents provided for a 60-day transition period.  That transition period expired on August 21, 2012.

3.8.	Summary of Claims Process, Bar Date and Claims Filed

(a)         Schedules and Statements of Financial Affairs.

On May 20, 2011, each of the Debtors filed its respective Schedule of Assets and Liabilities and Statement of Financial Affairs (collectively the “Schedules”) with the Bankruptcy Court.  On June 20, 2011, certain of those Schedules were amended.  Among other things, the Schedules set forth the Claims of known creditors against the Debtors as of the Petition Date based upon the Debtors’ books and records.

(b)         Claims Bar Date.

On March 9, 2012, the Bankruptcy Court entered an order [Docket No. 537] establishing April 18, 2012 (the “Bar Date”) as the general deadline for filing claims against the Debtors.  Epiq provided notice of the Bar Date by mailing a Bar Date notice and a proof of claim form to each person or entity listed in the Schedules.  In addition, on March 15, 2012, the Debtors published a notice of the Bar Date in The Wall Street Journal (National Edition).

(c)         Proofs of Claim.

As of October 1, 2012, approximately 128 proofs of claim had been filed against the Debtors, which account for, in the aggregate, approximately $30,364,357.94 million in liquidated claims.

(d)         Claims Reconciliation.

The Debtors are reconciling the proofs of claim with their books and records and have resolved a number of the larger claims.  The Debtors anticipate seeking estimation of or filing objections to certain Claims prior to confirmation of the Plan.

The Debtors estimate that the amount of Allowed General Unsecured Claims will be approximately $6,248,000 based upon their review of scheduled, settled and asserted claims.

3.9.	Lease Matters

Prior to the Petition Date, the Debtors were party to leases for office space on the 6th and 11th floors of 30-2 West 24th Street, New York, NY 10010 (the “Headquarters”).

(a)         Rejection of 6th Floor Lease.

On May 24, 2011, the Debtors filed the Motion for an Order Authorizing the Rejection of an Unexpired Non-Residential Lease and the Abandonment of Certain Assets Related Thereto [Docket No. 107] (the “Lease Rejection Motion”).  In the Lease Rejection Motion, the Debtors requested Bankruptcy Court authority to (i) reject the Debtors’ lease (the “6th Floor Lease”) of the sixth (6th) floor of the Headquarters, (ii) abandon certain property, and (iii) pay certain post-petition administrative expenses in connection with the 6th Floor Lease.

On June 21, 2011, the Bankruptcy Court entered an order granting the relief requested in the Lease Rejection Motion [Docket No. 167].

(b)         Section 365(d)(4) Extensions.

During the Chapter 11 Cases, the Debtors requested and were granted four (4) extensions of the deadline for the Debtors to assume or reject non-residential real property leases under section 365(d)(4) of the Bankruptcy Code [Docket Nos. 210, 348, 477 and 749].

(c)         11th Floor Lease Assumption and Assignment.

As part of the Transaction, the Debtors assumed the lease of the 11th floor of the Headquarters (the “11th Floor Lease”) and assigned the 11th Floor Lease to Konami.  On July 2, 2012, the Debtors paid a cure amount of $28,319.91 in connection with the assumption and assignment of the 11th Floor Lease.

3.10.	Other Material Bankruptcy Court Orders

Various other forms of relief were sought and obtained from the Bankruptcy Court during the Chapter 11 Cases.  This relief included:

●	an order regarding procedures to retain and compensate the Debtors’ ordinary course professionals [Docket No. 169];

●
various statutory deadline extension orders, including (i) an extension of exclusive periods for the Debtors to file a plan and solicit plan acceptances thereof [Docket Nos. 211, 349, 476, 747 and 842], and (ii) an extension of time to remove causes of action [Docket Nos. 166, 350, 475 and 748];

●	orders (interim and final) approving notification and hearing procedures for transfers of equity securities [Docket Nos. 250 and 269];

●	an order approving procedures for sharing information by the Creditors’ Committee [Docket No. 296];

●	orders approving various settlements with creditors and other parties in interest [Docket No. 351, and 429];

●	an order approving a settlement with individual defendants at Lehman Brothers, Inc. [Docket No. 391];

●	an order authorizing the retention of BDO Capital as investment banker to the Debtors [Docket No. 168];

●	orders approving the retention of EisnerAmper LLP as tax and auditor of the Debtors [Docket Nos. 212, 315, 538 and 720];

●	an order authorizing the retention of Hahn & Hessen LLP as counsel to the Creditors’ Committee [Docket No. 295];

●	an order authorizing the retention of Chikol Equities, Inc. as restructuring advisor to the Debtors [Docket No. 848]; and

●	an order authorizing Pepper Hamilton LLP as special counsel to the Debtors [Docket No. 849].

ARTICLE IV.
SUMMARY OF THE PLAN

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, ACCEPTANCE OR REJECTION, AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS APPENDIX A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND THE PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THEIR ESTATES, ALL PARTIES RECEIVING OR RETAINING PROPERTY OR AN INTEREST IN PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST.  IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

4.1.	Overall Structure of the Plan

The Plan provides for substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims or Interests under the Plan.  Under the Plan, Claims against and Interests in the Debtors are divided into five (5) Classes according to their relative priority and other criteria.

If the Plan is confirmed by the Bankruptcy Court and consummated, (1) the Holders of Allowed Claims in Classes 1, 2 and 3 will receive distributions under the Plan equal to the full amount of such Allowed Claims, (2) the Holders of Interests in Class 4 will receive one (1) share of New Common Stock for each share of Parent Common Stock, and (3) the Holders of Interests in Class 5 will be cancelled.

4.2.	Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor’s creditors and interest holders.  In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not be and have not been classified).  The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code.  If a Holder of a Claim or Interest challenges such classification and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors, to the extent permitted by the Bankruptcy Code, the Plan and the Bankruptcy Court, intend to make such reasonable modifications of the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  Except to the extent that such modification of classification adversely affects the treatment of a Holder of a Claim or Interest and requires resolicitation, acceptance of the Plan by any holder of a Claim pursuant to this solicitation will be deemed to be a consent to the Plan’s treatment of such Holder of a Claim or Interest regardless of the Class as to which such Holder ultimately is deemed to be a member.

The amount of any Claim that ultimately is Allowed by the Bankruptcy Court may vary from the estimated Allowed amount of such Claim and, accordingly, the total Claims ultimately allowed by the Bankruptcy Court may vary from the estimates contained in the Plan.  There can be no assurance that the actual aggregate amounts of allowed Claims in a Class will not materially exceed the aggregate amounts estimated by the Debtors.  Thus, no representation can be or is being made with respect to the accuracy of the expected percentage recovery by the Holder of an Allowed Claim in any particular Class.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below.  The Debtors believe that the consideration provided under the Plan to Holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to section 1123(a)(1) of the Bankruptcy Code) are classified as follows:

(a)         Class 1—Secured Claims.

(i)          Classification:  Class 1 consists of Secured Claims.

(ii)         Treatment:  On, or as soon as reasonably practicable after, the latest of (a) the Effective Date, (b) the date such Secured Claim becomes an Allowed Secured Claim, and (c) the date such Secured Claim becomes payable pursuant to any agreement between the Debtors or Reorganized Debtors and the Holder of such Secured Claim, each Holder of an Allowed Secured Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim:  (i) the Collateral securing such Allowed Secured Claim, (ii) Cash in an amount equal to the value of the Collateral securing such Allowed Secured Claim, including, to the extent applicable, postpetition interest under section 506(b) of the Bankruptcy Code, or (iii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.

(iii)        Voting:  Class 1 is Unimpaired.  Pursuant to section 1126(f) of the Bankruptcy Code, Holders of Secured Claims are conclusively presumed to have accepted the Plan without the need for solicitation of acceptances with respect to Class 1 from Holders of Secured Claims.

(b)         Class 2—Other Priority Claims.

(i)          Classification:  Class 2 consists of Other Priority Claims.

(ii)         Treatment:  On, or within thirty (30) days of, the latest of (a) the Effective Date, (b) the date such Other Priority Claim becomes an Allowed Other Priority Claim, and (c) the date such Other Priority Claim becomes payable pursuant to any agreement between the Debtors or Reorganized Debtors and the Holder of such Other Priority Claim, each Holder of an Allowed Other Priority Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, one of the following treatments:  (i) full payment in Cash of its Allowed Other Priority Claim, plus postpetition interest at the statutory rate provided by 28 U.S.C. § 1961 from the Petition Date through date of payment, or (ii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.

(iii)        Voting:  Class 2 is Unimpaired.  Pursuant to section 1126(f) of the Bankruptcy Code, Holders of Other Priority Claims are conclusively presumed to have accepted the Plan without the need for solicitation of acceptances with respect to Class 2 from Holders of Other Priority Claims.

(c)         Class 3—General Unsecured Claims.

(i)          Classification:  Class 3 consists of General Unsecured Claims.

(ii)         Treatment:  On, or within thirty (30) days of, the latest of (a) the Effective Date, (b) the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, and (c) the date such General Unsecured Claim becomes payable pursuant to any agreement between the Debtors or Reorganized Debtors and the Holder of such General Unsecured Claim, each Holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, one of the following treatments:  (i) full payment in Cash of its Allowed General Unsecured Claim, plus postpetition interest at the statutory rate provided by 28 U.S.C. § 1961 from the Petition Date through the date of payment, or (ii) such other treatment as may be agreed to between the Holder and the Debtors or Reorganized Debtors.

(iii)    Voting:  Class 3 is Unimpaired.  Pursuant to section 1126(f) of the Bankruptcy Code, Holders of General Unsecured Claims are conclusively presumed to have accepted the Plan without the need for solicitation of acceptances with respect to Class 3 from Holders of General Unsecured Claims.

(d)         Class 4—Parent Common Stock.

(i)           Classification:  Class 4 consists of all Parent Common Stock.

(ii)         Treatment:  On the Effective Date, each holder of Parent Common Stock shall receive one (1) share of New Common Stock in exchange for each share of Parent Common Stock held as of the Distribution Record Date.

(iii)        Voting:  Class 4 is Impaired, and the Holders of Parent Common Stock will be solicited with respect to the Plan.

(e)         Class 5—Other Interests.

(i)          Classification:  Class 5 consists of all Other Interests.

(ii)         Treatment:  On the Effective Date, all Other Interests shall be cancelled, and holders of Other Interests shall receive no distribution on account of such Interests.

(iii)        Voting:  Class 5 is Impaired.  Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Other Interests are conclusively presumed to have rejected the Plan without the need for solicitation of acceptances with respect to Class 5 from Holders of Other Interests.

(f)          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to, counterclaims against, or setoffs or recoupments against any such Unimpaired Claim.

(g)         Settlements Between the Debtors or the Reorganized Debtors and Holders of Claims.

Notwithstanding the classification and treatment of Claims and Interests in Article III of the Plan, consistent with section 1123(a)(4), the Debtors or Reorganized Debtors may agree with the Holder of a Claim or Interest to provide such Holder with a less favorable treatment of its Allowed Claim or Interest than provided in Article III of the Plan.

4.3.	Acceptance or Rejection of the Plan.

(a)         Voting Classes and Acceptance by an Impaired Class.

Class 4 is Impaired under the Plan and is entitled to vote to accept or reject the Plan.  In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests entitled to vote shall have accepted the Plan if the Plan is accepted by Holders of at least two-thirds (2/3) in amount of the Interests in such Class that have timely and properly voted to accept or reject the Plan.

(b)         Presumed Acceptance of the Plan.

Classes 1, 2, and 3 are Unimpaired under the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

(c)         Presumed Rejection of the Plan.

Class 5 is Impaired and not entitled to receive or retain any property under the Plan.  Pursuant to section 1126(g) of the Bankruptcy Code, the Holders of Interests in Class 5 are conclusively presumed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

(d)         Non-consensual Confirmation

In the event that any Class of Claims or Interests votes to reject the Plan, the Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan in accordance with Section 12.3 of the Plan to the extent, if at all, Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

4.4.	Means for Implementation of the Plan

(a)         Substantive Consolidation of Debtors for Purposes of Voting, Confirmation and Distribution.

The Plan provides for substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Interests under the Plan.  On the Effective Date, and solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Interests under the Plan:  (a) all guarantees of any Debtor of the payment, performance or collection of another Debtor with respect to Claims against such Debtor shall be treated as eliminated and cancelled, (b) any single obligation of multiple Debtors shall be treated as a single obligation in the consolidated Chapter 11 Cases, and (c) all guarantees by a Debtor with respect to Claims against one or more of the other Debtors shall be treated as a single obligation in the consolidated cases. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment, or performance made by a Debtor as to the obligation of another Debtor shall be released and of no further force and effect.  Except as set forth in Section 5.1 of the Plan, such proposed substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors, (b) any obligations under any leases or contracts assumed in the Plan or otherwise after the Petition Date, (c) any agreements entered into by the Debtors or Reorganized Debtors, and (d) the Debtors’ or the Reorganized Debtors’ ability to subordinate or otherwise challenge Claims on an entity by entity basis.  In the event the Bankruptcy Court does not authorize the Debtors to substantively consolidate solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Interests under the Plan: (a) the Plan shall be treated as a separate plan of reorganization for each Debtor; and (b) the Debtors shall not be required to re-solicit votes with respect to the Plan.

Notwithstanding anything to the contrary in the Plan, on or after the Effective Date, any and all Intercompany Claims may be adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, or discharged to the extent reasonably determined appropriate by the Reorganized Debtors or as may be required in respect of Debtors dissolved pursuant to Section 5.17 of the Plan.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Bankruptcy Court or by the stockholders of any of the Reorganized Debtors.

(b)         U.S. Trustee Fees.

Notwithstanding the proposed substantive consolidation of the Estates for the purposes set forth in the Plan, on the Effective Date or as soon as practicable thereafter, the Reorganized Debtors shall pay all U.S. Trustee Fees that are then due.  Any U.S. Trustee Fees due thereafter shall be paid by each of the applicable Reorganized Debtors in the ordinary course until the earlier of the entry of a final decree closing the applicable Chapter 11 Cases, or a Bankruptcy Court order converting or dismissing the applicable Chapter 11 Case.  Any deadline for filing Administrative Claims or Fee Claims shall not apply to U.S. Trustee Fees.

(c)         Reincorporation of Parent.

The Reincorporation of Parent shall occur on the Effective Date for the purpose of reincorporating Parent from a New York corporation to a Delaware corporation.  As set forth in the Certificate of Ownership and Merger and the Certificate of Merger, which documents shall be included as part of the Plan Supplement, the Reincorporation will be affected by the merger of Parent, a New York corporation, with and into Reincorporated Parent, a wholly-owned Delaware subsidiary of Parent created for the sole purpose of the Reincorporation.

In connection with the Reincorporation, Reincorporated Parent shall be authorized to change its name without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the stockholders or directors of the Debtors or the Reorganized Debtors; provided, however, that Reincorporated Parent’s new name, if any, shall be designated in the New Organizational Documents filed as part of the Plan Supplement.

(d)         Issuance of New Common Stock

On the Effective Date, the Parent Common Stock shall be cancelled and the Reincorporated Parent shall issue, without further order of the Bankruptcy Court, shares of New Common Stock to the holders of Parent Common Stock in exchange for their shares of Parent Common Stock as required by Sections 3.2(d) and 5.9 of the Plan, except for shares reserved for issuance pursuant to the management incentive plan, if any.  The issuance of the New Common Stock and the distribution thereof shall be exempt from registration under applicable securities laws, including the Securities Act, pursuant to section 1145(a) of the Bankruptcy Code.

(e)         Continued Corporate Existence of Reorganized Debtors.

On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities, having all rights and powers under applicable law, without prejudice to any right to amend its or their charters or any other corporate, constituent, or organizational documents (including articles of organization, bylaws, and operating agreements), dissolve, merge or convert into another form of business entity or to alter or terminate its or their existence.

(f)          Revesting of Property.

Except as otherwise provided in the Plan, Plan Supplement or Confirmation Order, on and after the Effective Date, all property of the Estates, including all Causes of Action not otherwise transferred and any “net operating losses” or similar tax attributes, will revest in the respective Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests.  Except as otherwise provided in the Plan, the rights of the Reorganized Debtors to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

On and after the Effective Date, each Reorganized Debtor shall retain any Interests that may exist in its affiliates or subsidiaries and retain any rights to which such Interests may be entitled under applicable law with respect to such Interests.  On and after the Effective Date, and subject to the New Organizational Documents, the Reorganized Debtors may sell, transfer, assign or otherwise dispose of such Interests as permitted by applicable law.

(g)         Waiver of Certain Causes of Action.

Notwithstanding anything to the contrary in the Plan, the Debtors, on behalf of themselves and the Estates, waive all potential Causes of Action arising under sections 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code.

(h)         Corporate Action.

The entry of the Confirmation Order shall constitute authorization for the Debtors and the Reorganized Debtors to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the stockholders or directors of the Debtors and the Reorganized Debtors including, among other things, (a) the Reincorporation, (b) the issuance of New Common Stock, (c) all transfers of Assets that are to occur pursuant to the Plan, (d) the adoption of the New Organizational Documents, including implementation of the Reincorporation, (e) the incurrence of all obligations contemplated by the Plan and the making of all distributions under the Plan, and (f) the implementation of all settlements and compromises as set forth in or contemplated by the Plan.

On and after the Effective Date, the Reorganized Debtors may engage in any act or activity authorized by the existing organizational documents or New Organizational Documents, as the case may be, without the Bankruptcy Court’s supervision or approval, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or Confirmation Order.

On the Effective Date, any provision in any operating agreement, partnership agreement, limited liability company agreement, or any other organizational document of any Debtor or Reorganized Debtor requiring dissolution, liquidation, or withdrawal of a member upon insolvency, bankruptcy, or the filing of chapter 11 cases:  (a) is deemed waived and of no further force and effect for any act or occurrence on or prior to the Effective Date, and (b) any action taken to prevent or revoke such potential dissolution or liquidation by the Debtors or Reorganized Debtors or potential withdrawal of any such Debtors or Reorganized Debtors from the applicable limited liability company or partnership is ratified and deemed effective to prevent such dissolution or liquidation and each such Debtor or Reorganized Debtor shall continue its existence regardless of any such provision.

Prior to, on, or after the Effective Date, as applicable, all matters provided for under the Plan that would otherwise require approval of the shareholders, members, managers, partners, or directors of the Debtors or Reorganized Debtors shall be deemed to have been so approved and shall be in effect prior to, on, or after the Effective Date, as applicable, pursuant to applicable state law, including the general corporation or limited liability company law of the state where such Debtor or Reorganized Debtor is incorporated, without any requirement of further action by the shareholders, members, directors, managers, or partners of the Debtors or Reorganized Debtors.

On and after the Effective Date, the Debtors and Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

On the Effective Date, the New Organizational Documents shall include a provision prohibiting the issuance of nonvoting equity securities and such other provisions as may be required pursuant to section 1123(a)(6) of the Bankruptcy Code.  The Debtors may prepare, execute and/or file with the applicable secretaries of state and other state governmental authorities having jurisdiction over the Reorganized Debtors such amendments of their respective charters as may be necessary or appropriate under applicable non-bankruptcy law to fully effectuate such amendments.

(i)          Surrender of Parent Common Stock and Issuance of New Common Stock.

Each holder of Parent Common Stock as of the Distribution Record Date shall be required, as a condition to receiving New Common Stock, to surrender the stock certificate(s) representing such Parent Common Stock to the Reincorporated Parent’s transfer agent (along with a letter of transmittal in the form provided by the Reorganized Parent or the transfer agent to holders or such other form as may be reasonably acceptable to the Reincorporated Parent’s transfer agent) in exchange for a certificate representing the shares of New Common Stock in the Reincorporated Parent.  Until the Parent Common Stock is surrendered, each stock certificate representing shares of Parent Common Stock shall be deemed at any time after the Reincorporation to represent only the right to receive, upon surrender, the number of shares of New Common Stock  into which the shares of Parent Common Stock were converted; and the holder of the certificate representing Parent Common Stock shall have no other rights with respect thereto.  In the event of the loss, theft or destruction of a stock certificate representing shares of Parent Common Stock, the unavailability of such stock certificate must be established to the reasonable satisfaction of the Reincorporated Parent’s transfer agent, including by executing and delivering (x) an affidavit of loss setting forth the unavailability of the stock certificate reasonably satisfactory to the Reincorporated Parent’s transfer agent and (y) such additional security or indemnity as may be reasonably required. Distribution to a Holder of the stock certificate representing New Common Stock may be made by the Reincorporated Parent’s transfer agent, in its sole discretion, to the address indicated in any letter of transmittal submitted to the Reincorporated Parent’s transfer agent.

(j)          Restrictions on Transfer of Corporation Securities.

In order to reduce the risk that any change in the ownership of the Reincorporated Parent would jeopardize the preservation of Reincorporated Parent’s net operating loss carryovers and other tax benefits, the Reincorporated Parent’s certificate of incorporation, following Reincorporation in Delaware, will restrict certain transfers of equity securities of the Reincorporated Parent (referred to as “Corporation Securities”).  Corporation Securities include, among other things, shares of the New Common Stock and warrants, rights or options to purchase the New Common Stock.  Generally, these restrictions prohibit any direct or indirect transfer of Corporation Securities if the effect of the transfer would be to (i) increase the direct or indirect percentage stock ownership (as defined in Reincorporated Parent’s certificate of incorporation) by any person or group of persons (other than a public group) from less than 5% to 5% or more, or (ii) increase the direct or indirect percentage stock ownership of a person or group of persons (other than a public group) having or deemed to have a percentage stock ownership of 5% or more.

Generally, these restrictions are imposed only with respect to the number of shares of Corporate Securities purportedly transferred in excess of the threshold.  These transfer restrictions will not apply, however, if (i) such transfer is authorized by the Reincorporated Parent’s board of directors prior to the consummation of the transfer; or (ii) such restrictions are waived by the Reincorporated Parent’s board of directors (a) in the event of a tender or exchange offer to acquire stock constituting more than 50% in value of the outstanding New Common Stock of the Reincorporated Parent, so long as such waiver shall apply to all transfers pursuant to such tender or exchange offer; (b) in connection with any transfers of stock in connection with underwritten offerings of such stock; (c) in connection with any investment in or acquisition of a business or any business combination involving the Reincorporated Parent or any subsidiary of the Reincorporated Parent; and (d) in any other instance in which the Reincorporated Parent’s board of directors reasonably and in good faith determines that a waiver would be in the best interests of the Reincorporated Parent and its stockholders.

The Reincorporated Parent’s board of directors may, in its sole discretion, impose any conditions that it deems reasonable and appropriate in connection with authorizing any proposed transfer restricted by the certificate of incorporation and may require representations, agreements, or opinions of counsel from the party who requests such authorization. Any person who makes such request shall be required to reimburse the Reincorporated Parent for all costs and expenses incurred in determining whether to authorize the proposed transfer.

Any attempted transfer that would violate these restrictions will be void as of the date of the purported transfer (i.e., void ab initio), and the purported transferee will not be recognized as the owner of the shares purported to have been transferred, including for purposes of voting and receiving dividends or other distributions.  The purported transferor will remain the owner of such transferred shares, and the purported transferee will be required to transfer the transferred shares, together with any dividends or distributions received by the purported transferee with respect to the transferred shares, to the Reincorporated Parent’s agent, who will attempt to sell such shares in arm’s-length transactions that do not violate the restrictions and then distribute the proceeds in a specified manner.

A legend referring to these restrictions will be placed on each certificate representing shares of Corporation Securities.  In the case of uncertificated Corporation Securities, a notation referring to these restrictions will be made upon the Reincorporated Parent’s stock transfer records.

These restrictions will expire on the earliest of (i) the close of business on the date that is the third anniversary of the Effective Date, subject to extension as noted below; (ii) the close of business on the date that the Reincorporated Parent’s board of directors determines in good faith that the transfer restrictions are not in the best interests of the Reincorporated Parent and its stockholders; (iii) the close of business on the day on which the Reincorporated Parent’s board of directors determines in good faith that no tax benefits may be carried forward, (iii) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (without any successor or replacement provision or section thereto being enacted) or any successor or replacement statute attributable to the tax benefits; and (iv) such date as the Reincorporated Parent’s board of directors shall in good faith fix.

The expiration date on the third anniversary of the Effective Date may be extended for one additional two-year term if the Reincorporated Parent’s board of directors determines in good faith that the extension of the restrictions is reasonably necessary in order to preserve the tax benefits and would be in the best interests of the Reincorporated Parent and its stockholders.

All certificates reflecting Corporation Securities on or after the Effective Date shall, until such transfer restrictions are released, bear a legend substantially in the form of the following:

THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”), OF [____________________________] (THE “CORPORATION”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION IF SUCH TRANSFER WOULD CAUSE (I) THE TRANSFEREE TO BECOME A FIVE PERCENT SHAREHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION), OR (II) CAUSE THE PERCENTAGE STOCK OWNERSHIP (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF A FIVE PERCENT SHAREHOLDER TO  INCREASE.  IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

(k)         Additional Stock Legends.

All certificates evidencing ownership of Corporate Securities shall also bear conspicuous legends substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C. 1145 UNDER AN ORDER CONFIRMING THE AMENDED JOINT PLAN OF REORGANIZATION IN THE CASE ENTITLED 4KIDS ENTERTAINMENT, INC., CASE NO. 11-11607 (SCC), IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE HOLDER OF THIS CERTIFICATE IS ALSO REFERRED TO 11 U.S.C. § 1145(B) AND (C) FOR FURTHER GUIDANCE AS TO THE SALE OF THESE SECURITIES.

* * *

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK AND THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

(l)          Cancellation of Agreements and Interests and Discharge of Obligations.

Except as otherwise expressly provided for and preserved in the Plan, upon the occurrence of the Effective Date, all certificates, notes, securities, and any and all other instruments evidencing any Claim or Interest against or in the Debtors, including, without limitation, any Interests created pursuant to the Debtors’ stock option and/or long-term incentive compensation plans and/or the Rights Agreement, shall be deemed automatically cancelled and terminated as permitted by section 1123(a)(5)(F) of the Bankruptcy Code without further act or action under any applicable agreement, law, regulation, order or rule; provided, however, that all instruments evidencing any Claims or Interests against or in the Debtors shall continue in effect solely for the purposes of (i) allowing a Holder of an Allowed Claim or Interest to receive its Distributions under the Plan (if any), (ii) enforcing the terms of the subordination provisions in any such Claim or Interest, (iii) allowing the Debtors or Reorganized Debtors to make the Distributions, if any, on account of Allowed Claims or Interests, (iv) allowing the Debtors or Reorganized Debtors to perform any necessary administrative functions with respect to the Distributions (if any) to be made on account of Allowed Claims and Interests.

(m)        Tax Matters.

The Reorganized Debtors shall be authorized to exercise all powers regarding the Debtors’ tax matters, including filing tax returns, to the same extent as if the Reorganized Debtors were the Debtors, and representing the interest and account of the Debtors before any taxing authority in all matters, including, but not limited to, any action, suit, proceeding, or audit.

(n)         Exemption from Certain Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

(o)         Settlement of Claims and Interests.

(i)          General.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved pursuant to the Plan or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and is fair, equitable, and reasonable.

In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

(ii)         Newborn Settlement.

Samuel R. Newborn was previously employed by 4Kids as a Director and an Executive Vice President and General Counsel. Mr. Newborn’s employment was terminated by mutual agreement with the Debtors effective October 31, 2012.  4Kids, 4Kids Licensing and Mr. Newborn are parties to that certain 4Kids Entertainment, Inc. Severance Agreement dated October 14, 2009 (as amended, the “Severance Agreement”).  The Severance Agreement provides for severance and other benefits in the event that Mr. Newborn’s employment is terminated without “cause” or he resigns for “good reason” including, among other reasons, a material change or material reduction in his duties. Mr. Newborn and the Debtors agree that he was entitled to resign for “good reason” following the Sale Transaction and expiration of the Transition Services Agreement, and that he has a claim under the terms of his Severance Agreement for $1,000,000, plus certain other amounts and benefits due.

In settlement of Mr. Newborn’s claims under his Severance Agreement, the Debtors and Mr. Newborn have agreed that Mr. Newborn shall have an Allowed Class 3 – General Unsecured Claim in the amount of $925,000 that will be paid in two installments.  The first $600,000 shall be paid on the Effective Date.  As discussed below, the second installment of $325,000 will be paid in connection with Mr. Newborn’s agreement to provide the Debtors with certain post-termination services that are critical to the resolution of the Chapter 11 Cases and the implementation of the Plan.

Following termination of his employment, Mr. Newborn has agreed to continue to provide certain post-termination services for the Debtors’ benefit, including work in furtherance of obtaining approval of the Disclosure Statement and confirmation of the Plan; resolving or, where required, litigating disputed claims; and other discrete business tasks outlined in the Newborn Settlement Agreement.  For such post-termination services, Mr. Newborn will be compensated on a flat fee rate equal to half of his previous monthly compensation, payable $25,000 on the effective date of the Newborn Settlement Agreement; $25,000 on December 1, 2012; $25,000 on January 1, 2013; and $25,000 on February 1, 2013.  Upon the earlier of March 1, 2013, or the completion of the tasks set forth in the Newborn Settlement Agreement, Mr. Newborn will receive the second payment under his Allowed Class 3 – General Unsecured Claim in the amount of $325,000.  In addition, Mr. Newborn will continue to receive certain medical benefits to which he would have been entitled under the terms of the Severance Agreement. Mr. Newborn also has agreed to provide a release in favor of the Debtors relating to his employment and the Chapter 11 Cases.

In negotiating the Newborn Settlement Agreement, the Debtors determined that it was vital for the estates to have the benefit of Mr. Newborn’s in-depth knowledge of the facts and circumstances surrounding the remaining claims. In addition, if the Debtors contested the Mr. Newborn’s claim, the outcome would be uncertain and the litigation costs would be substantial, in particular due to a requirement in the Severance Agreement that the Debtors pay Mr. Newborn’s attorney’s fees and costs even if the Debtors ultimately prevailed in the litigation.  Moreover, the Debtors would be required to pay additional fees to other professionals to complete the claims resolution process.  In view of the foregoing, the Debtors and Mr. Newborn have agreed to compromise and settle the claims surrounding the termination of Mr. Newborn’s employment on the terms and conditions set forth in the Newborn Settlement Agreement.

In November, 2012, Mr. Newborn will be returning to the practice of law.  As part of the settlement, Mr. Newborn also agreed to render legal services in 2013 for the benefit of the Debtors’ reorganized business.

The Newborn Settlement Agreement was negotiated at all times in good faith and at arm’s length by the Debtors and Mr. Newborn and their respective advisors.  The Debtors believe that entry into the Newborn Settlement Agreement is an exercise of their sound business judgment and is in the best interests of their estates.  The settlement is subject to approval of the Bankruptcy Court and has been incorporated into the Plan.

(p)         Dissolution of Debtors.

On the Effective Date, Debtors 4Kids Entertainment Home Video, Inc., 4Kids Productions, Inc., and The Summit Media Group, Inc. shall be dissolved for all purposes, without the necessity of any other or further actions to be taken by or on behalf of each Debtor, except for those actions required pursuant to Section 5.17 of the Plan; provided, however; that the Debtors may elect to dissolve or to retain as a Reorganized Debtor any of the Debtor Entities prior to or on the Effective Date; provided, further, that each Debtor elected to be dissolved in accordance with the Plan shall file with the office of the Secretary of State or other appropriate office for the state of its organization a certificate of cancellation or dissolution; provided, further, that upon filing of such certificate of cancellation or dissolution, each such Debtor shall immediately cease to be, and not continue as, a body corporate for any purpose whatsoever.   The Debtors will deliver to the U.S. Trustee valid evidence of cancellation or dissolution of any dissolved Debtor and/or will seek a final decree pursuant to section 350 of the Bankruptcy Code closing the Chapter 11 Case of any dissolved Debtor.

On the Effective Date, (a) Parent’s Interests in any Debtor dissolved pursuant to Section 5.17 of the Plan, and (b) any Intercompany Claims in respect of any Debtor dissolved pursuant to section 5.17 of the Plan shall be cancelled.

(q)         Final Decree.

At any time following the Effective Date, the Reorganized Debtors shall be authorized to file a motion for the entry of a final decree closing any of the Chapter 11 Cases pursuant to section 350 of the Bankruptcy Code.

4.5.	Treatment of Executory Contracts, Unexpired Leases and Other Agreements

(a)         Rejection of Executory Contracts and Unexpired Lease.

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtors shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, unless such contract or lease:  (a) was assumed or rejected previously by the Debtors, (b) previously expired or terminated pursuant to its own terms, (c) is the subject of a motion to assume filed on or before the entry of the Confirmation Order, or (d) is set forth in the Plan Supplement as an executory contract or unexpired lease to be assumed.  The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above as of the Effective Date.

(b)         Rejection Damages Claims.

Proofs of all Claims arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be filed and served on the Reorganized Debtors, their counsel and the Claims Agent not later than thirty (30) days after the Effective Date.  Any such Claims covered by the preceding sentence not filed within such time shall be forever barred from assertion against the Debtors, their Estates, and their respective properties and interests.

(c)         Payments Related to Assumption of Executory Contracts and Unexpired Leases.

Any monetary amounts by which any executory contract and unexpired lease to be assumed or assumed and assigned by the Debtors is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on or as soon as practicable after the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree.  In the event of a dispute regarding the amount of a cure payment, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other matter pertaining to assumption or assumption and assignment:  (a) the Debtors or Reorganized Debtors retain the right to reject the applicable executory contract or unexpired lease at any time prior to the resolution of the dispute, and (b) cure payments shall only be made following either the entry of a Final Order resolving the dispute or consensual resolution of the dispute.  The Debtors or Reorganized Debtors may settle any such dispute without any further notice to or action, order, or approval of the Bankruptcy Court.

(d)         Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases.  In particular, notwithstanding any nonbankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors from counterparties to rejected executory contracts or unexpired leases.

(e)         Survival of Indemnification Obligations.

On or before the Effective Date, the Debtors shall obtain reasonably sufficient tail coverage for a term of not less than 3 years under a directors’ and officers’ liability insurance policy for the Debtors’ current and former directors and officers. The obligations of the Debtors, if any, to indemnify and/or provide contribution to its directors, officers, agents, employees and representatives who were serving in such capacity on the Petition Date, pursuant to corporate documents, applicable statutes, or contractual obligations, in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives, based on any act or omission related to the service with, for or on behalf of the Debtors will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date.  Accordingly, such indemnification obligations will not be discharged, but will instead survive and be unaffected by entry of the Confirmation Order so long as such director, officer, agent, employee, or representative was serving in such capacity on the Petition Date.  This provision for indemnification obligations shall not apply to or cover any Claims, suits or actions against a Covered Person that result in a Final Order determining that such Covered Person is liable for intentional fraud, willful misconduct, gross negligence, criminal conduct, bad faith, self-dealing or breach of the duty of loyalty.

(f)          Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed or assumed and assigned shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or is rejected under the Plan.  Modifications, amendments, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

4.6.	Provisions Governing Distributions

(a)         Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date or within thirty (30) days thereof (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim or within thirty (30) days thereof), each Holder of an Allowed Claim or Interest shall receive the full amount of the Distributions that the Plan provides for Allowed Claims or Interests in the applicable Class.  Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the Distributions provided for in the Plan, regardless of whether such Distributions are delivered on or at any time after the Effective Date.

(b)         Interest on Claims or Interests.

Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed General Unsecured Claims are entitled to postpetition interest at the statutory rate provided by 28 U.S.C. § 1961 from the Petition Date through the date of payment on such Claims as set forth in the Plan.  With respect to all other Classes of Claims or Interests, post-petition interest shall not accrue and shall not be paid.

(c)         Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their agents shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests.  The Debtors or Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Interests occurring on or after the Distribution Record Date.  The Debtors or Reorganized Debtors shall be entitled to recognize and deal for all purposes under the Plan only with those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

(d)         Distributions by Debtors or Reorganized Debtors.

All Distributions to be made on or after the Effective Date shall be made by the Reorganized Debtors.  The Debtors or Reorganized Debtors shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

At the sole option of the Reorganized Debtors, any Cash payment to be made pursuant to the Plan may be made by check or wire transfer.

The Debtors and Reorganized Debtors shall be empowered and directed to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform their duties under the Plan, (b) make all Distributions contemplated in the Plan, (c) employ, retain or replace professionals to represent them with respect to their responsibilities, and (d) exercise such other powers as may be vested in the Debtors or Reorganized Debtors by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Debtors or Reorganized Debtors to be necessary and proper to implement the provisions of the Plan.

(e)         Reserves.

In making any Distributions in respect of Claims, the Reorganized Debtors shall reserve an appropriate and adequate amount of Cash on account of any unresolved Contested Claims.

(f)          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, and unless otherwise provided in the Plan (including, without limitation, as provided in Sections 5.4 and 5.9 of the Plan), any Distribution shall be made at the last known address of such Holder as set forth (a) in the Schedules filed with the Bankruptcy Court unless the Debtors have been notified in writing of a change of address, including by the filing of a Proof of Claim by such Holder that contains an address for such Holder different from the address reflected in such Schedules for such Holder, (b) on the Proof of Claim filed by such Holder, (c) in any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e), or (d) in any notice served by such Holder giving details of a change of address.

If any Distribution is returned as undeliverable, no Distributions shall be made to such Holder unless the Reorganized Debtors are notified of such Holder’s then current address within one hundred twenty (120) days after such Distribution was returned.  After such date, if such notice was not provided, a Holder shall have forfeited its right to such Distribution, and the undeliverable Distribution shall be turned over to the Reorganized Debtors.

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred twenty (120) days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Reorganized Debtors by the Holder of the Allowed Claim to whom such check was originally issued.  Any Claim in respect of such a voided check shall be made within one hundred twenty (120) days after the date of issuance of such check.  If no request is made as provided in the preceding sentence, any Claims in respect of such voided check shall be discharged and forever barred.

(g)         De Minimis Distributions and Fractional Dollars.

Any other provision of the Plan notwithstanding, payments of fractional dollars shall not be made.  Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Reorganized Debtors shall not make any payment of less than ten dollars ($10.00) with respect to any Claim unless a request therefor is made in writing to the Reorganized Debtors.

(h)         Compliance with Tax Requirements/Allocations.

The Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with tax withholding and reporting requirements, including liquidating a portion of the Distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

The Reorganized Debtors are authorized to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.  Distributions shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount, to accrued but unpaid interest.

(i)          Setoffs.

Pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, the Debtors or Reorganized Debtors may, without notice, leave or order of the Bankruptcy Court, set off against any Allowed Claim and the Distributions to be made pursuant to this Plan on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim) any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, rights, and Causes of Action.

(j)          Claims Paid or Payable by Third Parties.

The Debtors or the Reorganized Debtors shall reduce in full a Claim, and such Claim shall be deemed disallowed without any further notice to the holder of the Claim or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the federal judgment rate which was in effect as of the Petition Date on such amount owed for each day after the two-week grace period specified above until the amount is repaid.

The Reorganized Debtors shall not be required to make any distributions under the Plan on account of an Allowed Claim that is payable pursuant to an insurance policy until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that an insurer agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, such Claim is deemed expunged without any further notice to or action, order, or approval of the Bankruptcy Court.  Except as specifically set forth in Section 5.7 of the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance.

(k)         Waiver by Creditors of all Subordination Rights.

Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim and Interest shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all Distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such Distribution made pursuant the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

4.7.	Procedures for Allowing and Resolving Claims

(a)         Allowance.

Any Claim that is not Contested shall be Allowed, except as provided in Sections 3.4, 7.9, 7.10 and 8.3 of the Plan.

Any Claim as to which liability and amount are determined by a Final Order of the Bankruptcy Court (or such other court or forum as to which the Debtors or Reorganized Debtors and the Holder of such Claim may agree or the Bankruptcy Court may direct) shall be Allowed in such amount.

No Contested Claim shall be Allowed except in the amount either agreed upon between the Holder of such Claim and the Debtors or Reorganized Debtors, or as determined by a Final Order of the Bankruptcy Court (or such other court or forum as the Debtors or Reorganized Debtors and the Holder of such Claim agree to or as the Bankruptcy Court may direct).

(b)         Objections to Claims and Procedures Regarding Estimation of Claims.

The Debtors or Reorganized Debtors shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims or Interests.  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Contested Claim or Interest without approval of the Bankruptcy Court.

The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether a Proof of Claim has been filed or a party in interest has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims may be estimated and thereafter resolved by any permitted mechanism.

Except as expressly provided in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after the Effective Date will have and retain any and all rights and defenses the Debtors had with respect to any Claim.

(c)         No Distributions on Account of Contested Claims.

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Contested Claim unless and until all objections to such Contested Claim have been settled or withdrawn or have been determined by Final Order, and the Contested Claim, or some portion thereof, has become an Allowed Claim.  To the extent that all or a portion of a Contested Claim is Disallowed, the Holder of such Claim shall not receive any Distribution on account of the portion of such Claim that is Disallowed.

(d)         Distributions After Allowance.

To the extent that a Contested Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan and Confirmation Order, without any interest to be paid on account of the time period during which such Claim was Contested.

(e)         No Distributions Pending Payment of Money or Property to the Debtors.

All Claims of any Entity that owes money or property to or asserts disputed possession of or control over property of the Debtors shall be deemed to be Contested and shall not be Allowed unless and until such Entity pays in full any amount or returns any property of or owed to the Debtors.

(f)          Adjustment to Claims and Interests Without Objection.

Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Debtors’ claims register by the Debtors or the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

(g)         Amendments to Claims.

On or after the Effective Date, except as provided in the Plan or otherwise agreed, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, and any such new or amended Claim filed shall be deemed Disallowed in full and expunged without any further action or order of the Bankruptcy Court.

(h)         Expressly-Allowed Claims.

Class 4—Parent Common Stock shall be Allowed on the Distribution Record Date in the amounts set forth in the various transfer registers maintained by the Debtors or their agents.

(i)          Disallowance of Claims.

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, or 553 of the Bankruptcy Code shall be Disallowed if (a) the Entity, on the one hand, and the Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code, and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

4.8.	Settlement, Release, Injunction, and Related Provisions

(a)         Discharge of Claims and Interests.

Effective as of the Effective Date, pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Distributions, rights, and treatment that are provided in the Plan shall be in exchange for, and in complete satisfaction, discharge, and release, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their respective Assets or properties, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment or a termination of any employee regardless of whether such termination occurred prior to or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Claim based upon such debt, right, is Allowed pursuant to section 502 of the Bankruptcy Code, or (b) the Holder of such a Claim or Interest has accepted the Plan.  Any default by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.  Nothing in this paragraph shall impair the police or regulatory powers of the United States of America or any governmental unit thereof specified in section 101(27) of the Bankruptcy Code.  The actions of the Securities and Exchange Commission that (a) are non-pecuniary, (b) do not relate to collection of a Claim, or (c) do not pursue injunctions that could be reduced to a monetary Claim, are not discharged under Section 9.1 of the Plan.

(b)         Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserves the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

(c)         Releases by the Debtors.

Upon the occurrence of the Effective Date, each of the Debtors, the Reorganized Debtors, and any successors or assigns thereto is deemed, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, to forever release, waive and discharge the Released Parties from any and all Causes of Action (other than the rights of the Debtors and Reorganized Debtors and any successors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents assumed, passed through or delivered in connection with the Plan) that the Debtors or Reorganized Debtors would otherwise be entitled to assert (whether individually or collectively) that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, Reorganized Debtors or any successors or their property, the Chapter 11 Cases (including the commencement thereof), the Plan, the solicitation of acceptances of the Plan or the Disclosure Statement; provided, however, that in no event shall the foregoing (a) affect the liability or release of any Person or Entity that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted intentional fraud, willful misconduct, gross negligence, criminal conduct, bad faith, self-dealing or breach of the duty of loyalty, (b) be construed as a release of any Intercompany Claim, or (c) be construed to abrogate the applicability of any professional disciplinary rules.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in Section 9.3 of the Plan, which includes by reference each of the related provisions and definitions contained therein, and further, shall constitute the Bankruptcy Court’s finding that such release is:  (a) in exchange for the good and valuable consideration provided by the Debtors, the Estates, and the Released Parties, (b) a good faith settlement and compromise of the Claims released by Section 9.3 of the Plan, (c) in the best interests of the Debtors and all Holders of Claims and Interests, (d) fair, equitable, and reasonable, (e) given and made after due notice and opportunity for hearing, and (f) a bar to any Entity granting a release under Section 9.3 of the Plan from asserting any Claim or Cause of Action released by Section 9.3 of the Plan.

(d)         Exculpation.

To the maximum extent permitted by applicable law, the Exculpated Parties shall neither have, nor incur, any liability to any Person or Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, the Sale Transaction, the Chapter 11 Cases and commencement thereof, formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Disclosure Statement, the Plan Supplement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not (i) affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted intentional fraud, willful misconduct, gross negligence, criminal conduct, bad faith, self-dealing or breach of duty of loyalty, or (ii) be construed to abrogate the applicability of any professional disciplinary rules.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

(e)         Releases by Holders of Claims and Interests.

SUBJECT TO SECTION 9.7 OF THE PLAN, EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES,5 THE ADEQUACY OF WHICH IS CONFIRMED, (A) EACH HOLDER OF A CLAIM OR INTEREST THAT VOTES TO ACCEPT THE PLAN AND DOES NOT CHECK THE BOX ON THE DEBTORS’ VOTING BALLOTS ELECTING TO “OPT-OUT” OF THE RELEASES AS PROVIDED IN THE PLAN, (B) EACH HOLDER OF A CLAIM OR INTEREST THAT VOTES TO REJECT THE PLAN AND DOES NOT CHECK THE BOX ON THE DEBTORS’ VOTING BALLOTS ELECTING TO “OPT-OUT” OF THE RELEASES AS PROVIDED IN THE PLAN, (C) EACH HOLDER OF A CLAIM OR INTEREST THAT IS ENTITLED TO VOTE AND ABSTAINS FROM VOTING ON THE PLAN AND DOES NOT CHECK THE BOX ON THE DEBTORS’ VOTING BALLOTS ELECTING TO “OPT-OUT” OF THE RELEASES AS PROVIDED IN THE PLAN, AND (D) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTEGRATED AFTER THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR INTEREST THAT IS DEEMED TO ACCEPT THE PLAN, SHALL UNCONDITIONALLY, FOREVER RELEASE, WAIVE AND DISCHARGE THE RELEASED PARTIES FROM ANY AND ALL CAUSES OF ACTION THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE AND ARISE FROM OR RELATE IN ANY MANNER, IN WHOLE OR IN PART, TO THE DEBTORS, THE REORGANIZED DEBTORS AND ANY SUCCESSORS, THE OPERATION OF THE DEBTORS’ BUSINESS, THE RESTRUCTURING EFFORTS UNDERTAKEN BY THE DEBTORS, THE CHAPTER 11 CASES (INCLUDING THE COMMENCEMENT THEREOF), THE PLAN, THE SOLICITATION OF ACCEPTANCES OF THE PLAN OR THE DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE FOREGOING (A) AFFECT THE LIABILITY OF ANY PERSON OR ENTITY THAT OTHERWISE WOULD RESULT FROM ANY SUCH ACT OR OMISSION TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD,  WILLFUL MISCONDUCT, GROSS NEGLIGENCE, CRIMINAL CONDUCT, BAD FAITH, SELF-DEALING OR BREACH OF THE DUTY OF LOYALTY, (B) BE A WAIVER OF ANY PROOF OF CLAIM FILED AGAINST ANY OF THE DEBTORS AND THEIR ESTATES BY ANY PERSON OR ANY DEFENSE, OFFSET OR OBJECTION TO ANY CLAIM FILED AGAINST THE DEBTORS AND THEIR ESTATES BY ANY PERSON, (C) BE CONSTRUED AS A RELEASE OF ANY INTERCOMPANY CLAIM, OR (D) RELEASE ANY OBLIGATIONS OF THE REORGANIZED DEBTORS PURSUANT TO THE PLAN.

5
The “Released Parties” are, collectively, each of the following parties in their respective capacities as such, provided such Persons or Entities were employed or serving as such on or after the Petition Date:  (a) the Debtors’ current and former Affiliates, subsidiaries, officers, directors, principals, employees, members, Representatives, and other professionals; (b) the Debtors; (c)  the Reorganized Debtors; (d) the Creditors’ Committee and its Representatives and other professionals; and (e) each member of the Creditors’ Committee.

(f)          Permanent Injunction.

Except as otherwise expressly provided in the Plan or Confirmation Order, or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims or Interests that have been discharged pursuant to Section 9.1 of the Plan, released pursuant to Section 9.3 or Section 9.5 of the Plan, or are subject to exculpation pursuant to Section 9.4 of the Plan are permanently enjoined, from and after the Effective Date, from taking any of the following actions against the Debtors or Reorganized Debtors:  (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests, (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests, (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estate of such Entities on account of or in connection with or with respect to any such Claims or Interests, (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estate of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the entry of the Confirmation Order, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise, and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.  Nothing in the Plan or Confirmation Order shall preclude any Entity from pursuing an action against one or more of the Debtors in a nominal capacity to recover insurance proceeds so long as the Debtors or Reorganized Debtors and any such Entity agree in writing that such Entity will:  (a) waive all Claims against the Debtors or Reorganized Debtors related to such action, and (b) enforce any judgment on account of such Claim solely against applicable insurance proceeds, if any.

(g)         Limitations on Releases and Exculpations.

Notwithstanding anything to the contrary in the Plan or in the Confirmation Order, the releases set forth in Section 9.5 of the Plan shall not effect a release of any claim against a non-Debtor by the United States government or any of its agencies or any state and local authority whatsoever, including, without limitation, any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority.  Nothing in Section 9.5 of the Plan nor the Confirmation Order shall enjoin the United States government or any of its agencies or any state and local authority from bringing any claim, suit, action or other proceeding against a non-Debtor for any liability whatsoever, including, without limitation, any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state or local authority.  Other than as set forth in Section 9.4 of the Plan, nothing in the Plan or the Confirmation Order shall exculpate any non-Debtor from any liability to the United States government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state or local authority.

(h)         Release of Liens.

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

(i)          Recoupment.

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors before the entry of the Confirmation Order.

(j)          Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the entry of the Confirmation Order.

(k)         Preservation of Rights of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Section 5.7 and Article IX of the Plan, the Reorganized Debtors, and their successors and assigns, shall retain, shall be revested with and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action that the Debtors may hold against any Entity, without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court, whether such Cause of Action arose before or after the Petition Date.  The Reorganized Debtors’ right to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Reorganized Debtors will not pursue any and all available Causes of Action against them.  Except with respect to Causes of Action as to which the Debtors have released any Entity on or prior to the Effective Date, those Causes of Action sold pursuant to the Sale Transaction, or those Causes of Actions the Debtors expressly waive pursuant to Section 5.7 of the Plan, the Reorganized Debtors expressly reserve all rights to commence and pursue any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

Except as set forth in the Plan, the Reorganized Debtors expressly reserve all Causes of Action, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches shall apply to the Causes of Action upon, after, or as a consequence of the confirmation of the Plan or occurrence of the Effective Date.

4.9.	Conditions Precedent to Confirmation and Consummation

(a)         Conditions Precedent to Confirmation.

The Plan shall not be confirmed, and the Confirmation Date shall not be deemed to occur, unless and until the Confirmation Order has been entered on the docket maintained by the Clerk of the Bankruptcy Court.

(b)         Conditions Precedent to the Effective Date.

The Effective Date shall not be deemed to occur unless or until:

(i)          The Confirmation Order is a Final Order;

(ii)         The Confirmation Order provides that the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

(iii)        The provisions of the Confirmation Order are nonseverable and mutually dependent;

(iv)        The New Organizational Documents shall be in form and substance reasonably acceptable to the Debtors and shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied;

(v)         All authorizations, consents, and regulatory approvals required, if any, in connection with the Effective Date shall have been obtained;

(vi)        There shall not be in effect on the Effective Date any (i) order entered by a court of competent jurisdiction, (ii) any order, opinion, ruling or other decision by any other court or governmental entity, or (iii) United States or other applicable law, staying restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan; and

(vii)       No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall remain pending.

(c)         Waiver of Conditions.

The conditions precedent to confirmation and occurrence of the Effective Date set forth in Article X of the Plan may be waived in whole or in part by written consent of the Debtors, without any notice to the parties in interest or the Bankruptcy Court and without a hearing.

(d)         Satisfaction of Conditions.

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

(e)         Effect of Non Occurrence of Conditions to Consummation.

If the Consummation of this the does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (a) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors, (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity, or (c) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

4.10.	Miscellaneous Provisions

(a)         Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective, enforceable, binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims and Interests (irrespective of whether such Claims or Interests, or Classes of Claims or Interests, are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all nondebtor parties to executory contracts and unexpired leases with the Debtors.

(b)         Additional Documents.

On or before the Effective Date, the Debtors or Reorganized Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or Reorganized Debtors and all Holders of Claims or Interests receiving Distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan and Confirmation Order.

(c)         Modification of Plan.

Effective as of the date of the Plan and subject to the limitations and rights contained in the Plan:  (a) the Debtors reserve the right in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, and (b) after the entry of the Confirmation Order, the Debtors may amend or modify the  Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof and prior to the Confirmation Date are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

(d)         Revocation of Plan.

The Debtors reserve the right to revoke or withdraw the Plan with respect to one or more Debtors prior to the Confirmation Date and to file subsequent chapter 11 plans.

(e)         Severability.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted.  Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

(f)          Dissolution of Committees.

On the Effective Date, the Creditors’ Committee shall be dissolved, and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with these Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors’ Committee’s attorneys and other agents shall terminate, except with respect to: (i) all filed Fee Claims through a final hearing on Fee Claims for Retained Professionals; (ii) any appeals of the Confirmation Order through the date such appeals are finally decided, settled, withdrawn or otherwise resolved; and (iii) any dispute arising out of Distributions to be made under the Plan.  Counsel to the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized under the Plan under the foregoing clauses (i), (ii) and (iii) upon the submission of invoices to be paid by the Reorganized Debtors.  The Reorganized Debtors are authorized to pay such invoices without further order of the Bankruptcy Court.  If the Reorganized Debtors dispute the amount of any such invoice, counsel to the Creditors’ Committee may bring the matter before the Bankruptcy Court.

(g)         Reservation of Rights.

The Plan shall have no force or effect until the Effective Date.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtors with respect to the Plan or Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of any Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.  If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Chapter 11 Cases are and shall be reserved in full.

(h)         Successors and Assigns.

The Plan shall be binding on, and shall inure to the benefit of the Debtors, and their respective successors and assigns.  The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

(i)          Further Assurances.

The Debtors are authorized to execute, deliver, file or record such contracts, agreements, instruments, releases and other documents and take or cause to be taken such action as may be necessary or appropriate to effectuate, implement and further evidence the terms, provisions and intent of the Plan and to consummate the transactions and transfers contemplated by the Plan.

(j)          Governing Law.

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture, organizational document, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

(k)         Entire Agreement.

The Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated in to the Plan.

(l)          Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

(m)        Substitution of the Reorganized Debtors for the Debtors.

On the Effective Date, the Reorganized Debtors shall be deemed to be substituted as the party in lieu of the Debtors in all pending matters including but not limited to (a) motions, contested matters and adversary proceeding pending in the Bankruptcy Court, and (b) all matters pending in any courts, tribunals, forums or administrative proceedings outside of the Bankruptcy Court without the need or requirement for the Reorganized Debtors to file motions or substitutions of parties and counsel.

(n)         Conflicts.

To the extent any provision of this Disclosure Statement or any instrument, document or agreement executed in connection with the Plan or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflicts with or is in any way inconsistent with the terms of the Plan, the terms and provisions of the Plan shall govern and control.

ARTICLE V.
SOLICITATION AND VOTING PROCEDURES

The following briefly summarizes procedures to accept and confirm the Plan.  Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

5.1.	Solicitation Package

The Debtors’ Voting Agent will facilitate the solicitation process.  The following materials constitute the solicitation package (the “Solicitation Package”):

●	notice of the Confirmation Hearing;

●
appropriate ballots and a pre-addressed, postage pre-paid return envelope, which will be provided only to the Holders of Parent Common Stock or their Nominees (as defined herein), together with voting instructions;

●	this Disclosure Statement and the Plan;

●
the Disclosure Statement Order (excluding any exhibits thereto), which, among other things: (a) approves this Disclosure Statement as containing “adequate information” under section 1125 of the Bankruptcy Code; (b) fixes the voting record date (“Voting Record Date”); (c) approves solicitation and voting procedures with respect to the Plan; (d) approves the form of Solicitation Package and notices; and (e) establishes deadlines for voting on the Plan and objecting to Confirmation of the Plan; and

●	such other information as the Court may direct or approve.

The Solicitation Package is being distributed to Holders of Parent Common Stock or their Nominees as of the Voting Record Date (which shall be, at the Debtors’ discretion, transmitted either in paper copy form or in “PDF” format on a CD-ROM).  Holders of all other Classes of Claims or Interests or Unclassified Claims will receive, in accordance with section 1123(a)(1) of the Bankruptcy Code, both a Confirmation Hearing notice and either (i) a notice of non-voting status with respect to unimpaired classes deemed to accept the plan and unclassified classes, or (ii) notice of non-voting status with respect to impaired classes deemed to reject the plan.

The Solicitation Package (except for ballots) may also be obtained at no cost by accessing the website at (http://dm.epiq11.com/Kids), by calling (646) 282-2400, by making such request in an email addressed to tabulation@epiqsystems.com with the subject line of “4Kids,” or by requesting a copy from the Voting Agent by writing to one of the following addresses:

If by U.S. Mail:	If by Courier/Hand Delivery:

4Kids Ballot Processing c/o Epiq Bankruptcy Solutions, LLC FDR Station, P.O. Box 5014 New York, NY 10150-5014	4Kids Ballot Processing c/o Epiq Bankruptcy Solutions, LLC 757 Third Avenue, Third Floor New York, NY 10017

5.2.	Voting Deadline

The deadline to submit ballots with respect to the Plan is 4:00 p.m. (prevailing Eastern Time) on December 5, 2012.  Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).  In accordance with the Disclosure Statement Order, the Debtors may extend the Voting Deadline, as appropriate, without further order of this Court.

TO OBTAIN ANSWERS TO ANY QUESTIONS REGARDING SOLICITATION PROCEDURES, PARTIES SHOULD CALL THE VOTING AGENT AT (646) 282-2400.

THE VOTING AGENT SHALL NOT COUNT ANY BALLOT WHICH DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN, WHICH DOES NOT INDICATE THE NUMBER OF SHARES HELD BY THE HOLDER, WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, OR WHICH OTHERWISE FAILS TO ADHERE TO THE PROCEDURES SET FORTH IN THE DISCLOSURE STATEMENT ORDER.

FAXED OR E-MAILED COPIES OF BALLOTS WILL NOT BE ACCEPTED.

DO NOT RETURN BALLOTS TO THE BANKRUPTCY COURT.

5.3.	Voting Instructions

Only the Holders of Parent Common Stock are entitled to vote to accept or reject the Plan, either directly or through their Nominee, and they may do so by completing the appropriate ballot and returning such ballot in the envelope provided.  The failure of a Holder to timely deliver a duly executed ballot will be deemed to constitute an abstention by such Holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.  Voting instructions are attached to each ballot.

The Debtors are providing the Solicitation Package to Holders of Parent Common Stock whose names (or the names of their Nominees) appear as of the Voting Record Date in the records maintained by the Debtors.  Any Beneficial Holder (as defined herein) of Parent Common Stock that has not received a ballot should contact its Nominee.

By signing and returning a ballot, each Holder of Parent Common Stock will be certifying to the Bankruptcy Court and the Debtors that, among other things: (i) the Holder has received and reviewed a copy of the Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein; (ii) the Holder has cast the same vote with respect to all shares of Parent Common Stock within the same Class; and (iii) no other ballot with respect to the same shares of Parent Common Stock has been cast, or, if any other ballots have been cast with respect to such shares, then any such ballots are thereby revoked.

(a)         Beneficial Holders.

Any Holder of Parent Common Stock that is a record Holder in its own name should vote on the Plan by completing and signing the a ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the self-addressed, stamped envelope provided.

Any beneficial Holder of Parent Common Stock holding in a “street name” (any such holder, a “Beneficial Holder”) through a brokerage firm, commercial bank, dealer, trust company or other agent or nominee of record (each, a “Nominee”), should vote on the Plan by completing and signing the Beneficial Holder ballot (the “Beneficial Holder Ballot”).  Beneficial Holders should return the Beneficial Holder Ballot to the Nominee as promptly as possible and in sufficient time to allow such Nominee to process the ballot and return it to the Voting Agent on an appropriate master ballot (a “Master Ballot”) by the Voting Deadline. Any ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent a Master Ballot that reflects the vote of such beneficial owner.

(b)         Nominees.

A Nominee for a Beneficial Holder of Parent Common Stock on the Voting Record Date should obtain the vote of such Beneficial Holder by forwarding to the Beneficial Holder the unsigned Beneficial Holder Ballot, together with the Solicitation Package, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded.  Each such Beneficial Holder must then indicate its vote on the Beneficial Holder Ballot, review and complete the information requested in the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee.

After collecting the Beneficial Holder Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Holder Ballots, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline.  All Beneficial Holder Ballots returned by Beneficial Holders should either be forwarded to the Voting Agent (along with the Master Ballot) or be retained by Nominees for inspection for at least one year from the Voting Deadline.

EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL HOLDERS TO RETURN THEIR BENEFICIAL HOLDER BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

(c)         Pre-Validated Ballots.

A Nominee may pre-validate a Beneficial Holder Ballot, as applicable by: (i) signing the applicable Beneficial Holder Ballot and indicating its depository participant number; (ii) indicating on the Beneficial Holder Ballot the account number of the Beneficial Holder, and amount of the securities held by the Nominee for such Beneficial Holder; and (iii) forwarding such Beneficial Holder Ballot together with the Solicitation Package and other materials requested to be forwarded to the Beneficial Holder for voting.  The Beneficial Holder may then complete the information requested in the ballot, review the certifications contained in the ballot, and return the ballot directly to the Voting Agent in the pre-addressed, postage paid envelope included with the Solicitation Package so that it is received by the Voting Agent before the Voting Deadline.  A list of the Beneficial Holders to whom “pre-validated” ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

(d)         Fiduciaries And Other Representatives.

If a ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act.  Authorized signatories should submit separate ballots for each beneficial owner for whom they are voting.

5.4.	Voting Tabulation

To ensure that a vote is counted, Holders of Parent Common Stock should:  (a) complete an applicable ballot; (b) clearly indicate the decision to accept or reject the Plan in the boxes provided in the ballot; (c) clearly indicate the number of shares of Parent Common Stock owned; (d) clearly indicate the decision whether to “opt out” of third party releases in the boxes provided in the ballot; and (e) sign and timely return the ballot as instructed.

Each Holder of Parent Common Stock shall be entitled to a vote equal to the number of shares of Parent Common Stock it owns as of the Voting Record Date.

Votes cast by Beneficial Holders of Parent Common Stock through Nominees will be applied to the applicable positions held by such Nominees, as of the Voting Record Date, as evidenced by the record and depository listings.  Votes submitted by a Nominee, whether pursuant to a Master Ballot or pre-validated Ballot, will not be counted in excess of the amount of Parent Common Stock held by such Nominee as of the Voting Record Date.

If a Beneficial Holder holds Parent Common Stock through more than one Nominee, it must execute a separate Ballot for each block of Parent Common Stock it owns.  However, such Holder must vote all of its Interests in the same manner, to either accept or reject the Plan.  Accordingly, if such Holder returns more than one Beneficial Holder Ballot to more than one Nominee voting different blocks of Parent Common Stock under the Plan, and the Beneficial Holder Ballots are not voted in the same manner, as reflected on such separate Master Ballots, such votes will not be counted.

If conflicting votes or “over-votes” are submitted by a Nominee, whether pursuant to a Master Ballot or pre-validated ballot, the Voting Agent will use reasonable efforts to reconcile discrepancies with the Nominees.  If over-votes on a Master Ballot or pre-validated Ballot are not reconciled prior to the preparation of the vote certification, the Debtors shall apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and to reject the Plan submitted on the Master Ballot or pre-validated ballot that contained the over-vote, but only to the extent of the Nominee’s position in Class 4.

If a Person is both a Beneficial Holder of Parent Common Stock and the registered or record Holder of such Parent Common Stock, but not the registered or record Holder of Parent Common Stock held by any other party, then such party need only complete the Beneficial Holder Ballot, and not the Master Ballot, in order to vote such interests.  In such instance, the Holder is required to send the Beneficial Holder Ballot directly to the Voting Agent.

If a Person is both a Beneficial Holder of Parent Common Stock and the registered or record Holder of such Parent Common Stock, and also the registered or record Holder of Parent Common Stock held by another party, then such Person needs to complete the Beneficial Holder Ballot on behalf of itself and the Master Ballot on behalf of itself and the other parties for which it is the registered or record Holder.  In such instance, the Holder is required to mail such Master Ballot along with the Beneficial Holder Ballots completed by such Person and the other parties for which such Person is a registered or record Holder to the Voting Agent.

The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and, subject to the limitations set forth in the Ballot, opt-out of the releases.  Holders of Parent Common Stock should not surrender certificates or instruments representing or evidencing their Interests, and neither the Debtors nor the Voting Agent will accept delivery of any such certificates or instruments surrendered together with a Ballot.

The Ballot does not constitute, and shall not be deemed to be, (a) a Proof of Claim or Interest, or (b) an assertion or admission of a Claim or Interest.

If a Ballot is received after the Voting Deadline, it will not be counted.  The method of delivery of a Ballot to the Voting Agent is at the election and risk of each holder of a Claim or Interest.  Except as otherwise provided, such delivery will be deemed made only when the Voting Agent actually receives the originally executed Ballot or a Master Ballot incorporating the Ballot, as applicable.  Instead of effecting delivery by first-class mail, it is recommended, though not required, that holders use an overnight or hand delivery service.  In all cases, holders should allow sufficient time to assure timely delivery.  Delivery of a Ballot by facsimile transmission, e-mail or any other electronic means will not be valid.  This Ballot should not be sent to any of the Debtors, the Debtors’ agents (other than the Voting Agent), or the Debtors’ financial or legal advisors.

The Debtors, in their sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time, either before or after the close of voting, and without notice.  Except as otherwise provided, the Debtors may, in their sole discretion, reject such defective Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.  Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to the delivery of Ballots, nor will any of them incur any liability for failure to provide such notification.

The Debtors reserve the right to amend from time to time the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan regarding modifications).  The Bankruptcy Code requires the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan.  In that event, the Voting Deadline will be extended or re-opened to the extent directed by the Bankruptcy Court.

If multiple ballots are received from the same Holder with respect to the same shares of Parent Common Stock prior to the Voting Deadline, the last ballot timely received will be deemed to reflect that voter’s intent and will supersede and revoke any prior ballot(s).  Holders must vote all of their shares of Parent Common Stock either to accept or reject the Plan and may not split their vote.  Accordingly, a ballot that partially rejects and partially accepts the Plan will not be counted.

In the event a party-in-interest seeks a designation of lack of good faith under section 1126(e) of the Bankruptcy Code with respect to a ballot, the Bankruptcy Court will determine whether the vote to accept or reject the Plan cast with respect to that Parent Common Stock will be counted for purposes of determining whether the Plan has been accepted or rejected.

The Debtors will file with the Bankruptcy Court a voting report (the “Voting Report”) on or before December 10, 2012.  The Voting Report shall, among other things, delineate every ballot that does not conform to the Voting Instructions or that contains any form of irregularity (each an “Irregular Ballot”) including, but not limited to, those ballots that are late or illegible, unidentifiable, lacking signatures or lacking necessary information, received via facsimile or electronic mail or damaged.  Moreover, none of the Debtors or any other Person will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.  The Voting Report also shall indicate the Debtors’ intentions with regard to such Irregular Ballots.

5.5.	Vote Required for Acceptance by the Class of Parent Common Stock

In accordance with the Bankruptcy Code, the Class of Parent Common Stock will have accepted the Plan if, of those Holders of Parent Common Stock who cast ballots, at least two-thirds (2/3) in amount of shares of Parent Common Stock have timely and properly voted to accept the Plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

ARTICLE VI.
VALUATION ANALYSIS AND FINANCIAL PROJECTIONS

6.1.	Introduction

As a condition to confirmation, section 1129(a)(ii) of the Bankruptcy Code requires that the Debtors prove that the Plan is not likely to be followed by the liquidation or need for further financial reorganization of the Debtors.

To satisfy this so-called “feasibility” requirement, the Debtors have directed their financial advisor, Chikol Equities, Inc. (“Chikol”), to prepare a post-Confirmation going concern value for the Reorganized Debtors (the “Estimated Reorganized Debtors’ Enterprise Value”).

In addition, section 1129(a)(7) of the Bankruptcy Code requires that holders of claims and interests receive a recovery under a plan no less than the recovery they would under a liquidation of the Debtors’ estates.  The Debtors developed a set of financial projections, summarized in Appendix C hereto (the “Projections”) to satisfy this so-called “best interests of creditors” test.  The Debtors’ management has, through the development of the Projections, analyzed the Reorganized Debtors’ ability to meet their obligations under the Plan to maintain sufficient liquidity and capital resources to conduct their businesses.

6.2.	The Reincorporation

In accordance with the Plan, on the Effective Date, Parent will reincorporate from the State of New York to the State of Delaware.  The Reincorporation will be effected by the merger of Parent, a New York corporation, with and into Reincorporated Parent, a wholly-owned Delaware subsidiary of Parent that will be created for the sole purpose of the Reincorporation, pursuant to the Certificate of Ownership and Merger and the Certificate of Merger, which documents shall be included as part of the Plan Supplement and filed with the applicable governmental authorities in the State of New York and the State of Delaware on the Effective Date.  On the Effective Date, the Reincorporation will take place, the Parent Common Stock will be cancelled and shares of New Common Stock will be distributed to the holders of Parent Common Stock as required by Sections 3.2(d), 5.4 and 5.9 of the Plan.

(a)         Effects of the Reincorporation.

The affairs of Reincorporated Parent will cease to be governed by the New York Business Corporation Law and will be subject to Delaware General Corporation Law (the “DGCL”).  Reincorporated Parent will, after giving effect to the provisions of the Plan, (i) be deemed to be the successor entity to Parent for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of Parent, (iii) continue to possess all of the properties and assets of Parent, and (iv) continue to have all of the debts, liabilities and obligations of Parent, that exist after the Effective Date of, and giving effect to, the Plan.  The Reincorporation is not expected to affect any of Parent’s material contracts with any third-parties, and Parent’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Reincorporated Parent.  Each director and officer of Parent as of the Effective Date will be appointed as or continue to hold such person’s respective offices with Reincorporated Parent.  The Reincorporation and the exchange of Parent Common Stock for the New Common Stock of Reincorporated Parent should not have any impact on the Debtors’ NOLs and the “ownership change” analysis, see Article IX - Certain Federal Income Tax Consequences of Consummation of the Plan.

(b)         Reasons for the Reincorporation.

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws.  The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the New York Business Corporation Law.  In addition, Delaware courts, including the Court of Chancery and the Delaware Supreme Court, are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that New York courts have not considered.  Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Reincorporated Parent by allowing its board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.  The Reincorporation may also make it easier to attract future candidates willing to serve on Reincorporated Parent’s board of directors because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

6.3.	The Reorganized Debtors

The Debtors anticipate that the Reorganized Debtors will consist of Reincorporated Parent and all of the Debtors except for 4Kids Entertainment Home Video, Inc., 4Kids Productions, Inc., and The Summit Media Group, Inc., which three Debtors shall be dissolved pursuant to the Plan.  Pursuant to the Plan, the Debtors have reserved the right to maintain or dissolve other Entities in connection with the effectiveness of the Plan.

As set forth herein, Reincorporated Parent’s certificate of incorporation provides for certain restrictions on transfers of New Common Stock in an attempt to preserve the NOLs going-forward.  As described herein, those net operating loss carryforwards are a material asset of the Reorganized Debtors.  For a detailed discussion on transfer restrictions, see Section 4.4(j) hereof - Restrictions on Transfer of Corporate Securities.

6.4.	Management and Board of Directors of the Reorganized Debtors

(a)         Management Team.

Bruce R. Foster will be the Interim Chief Executive Officer and Chief Financial Officer of Reincorporated Parent.  Mr. Foster is 4Kids’ Interim Chief Executive Officer and Chief Financial Officer.  Mr. Foster has served as 4Kids’ Chief Financial Officer and Executive Vice President since 2005, and as Senior Vice President of Finance since joining 4Kids in August 2002.  From 1998 to 2002, Mr. Foster held various positions with Deloitte & Touche LLP, an international public accounting firm, most recently as an Audit Director.

Mark Panko will be the President of Reorganized 4Sight Licensing Solutions, Inc. and Secretary of Reincorporated Parent.  Mr. Panko has spent the past two decades in the sports and entertainment industry with specialization in the areas of strategic sales growth and business development.  Recognized for his ability to generate and develop new revenue, Mr. Panko has a proven track record of working successfully with some of the most recognizable sports properties, athletes and brands.

Stacy Weiland will be the Chief Operating Officer for Reorganized 4Sight Licensing Solutions, Inc.  Mr. Weiland has close to 20 years of experience in the international business and sports communities, with a diverse business background that includes successes in Europe and Asia.

Suzen Tran is currently the Senior Vice President of Licensing for 4Kids Entertainment Licensing, Inc. and will be serving in the same capacity for Reorganized 4Kids Entertainment Licensing, Inc.  Ms. Tran has over 15 years of experience in global licensing, marketing and promotions, corporate partnerships and television distribution.

(b)         Board of Directors.

Jay Emmett will be Chairman of the Board of Reincorporated Parent.  Mr. Emmett is Chairman of the Board of 4Kids Entertainment, Inc. and has been a director since August 1999.  Mr. Emmett served as the President of the International Special Olympics from 2007 to 2008 and has been a member of the International Special Olympics Board of Directors for more than 30 years.  Mr. Emmett has had a long and distinguished career in the entertainment industry and was the founder of Licensing Corporation of America, which represented Major League Baseball, National Basketball Association, National Hockey League, and The National Football League Players Association.  In addition, he also represented a number of entertainment properties such as Batman, Superman and James Bond.

Duminda M. DeSilva has been a director since May 2010.  Since 2005, Mr. DeSilva has been a Managing Director at Prescott Group Capital Management, a registered investment advisory firm and currently the largest shareholder of 4Kids.  Previously, Mr. DeSilva was President and Chief Operating Officer of World Telemetry Inc., a company providing asset management solutions for the oil, gas and petrochemical industries, from 2001 to 2005. Prior thereto, Mr. DeSilva served as General Manager & Senior Vice President of Dean & Deluca from 1998 to 2001, and before that in a variety of senior positions at Koch Industries, Inc. from 1991 to 1998.  Additionally, Mr. DeSilva has consulted for government agencies as well as private sector companies, and served on the boards of several non-profit firms.  Mr. DeSilva is a graduate of the University of Kansas and the Strategic Management Program at Harvard University.

Wade I. Massad has been a director since May 2010.  Mr. Massad is the Co-Founder and Co-Managing Member of Cleveland Capital Management, L.L.C., a registered investment advisor and General Partner of Cleveland Capital L.P., a private investment fund focused on micro-cap public and private equity securities, since October 1996.  Previously, Mr. Massad was an investment banker with Keybanc Capital Markets and RBC Capital Markets where he managed the U.S. Capital Markets business from 1997-2003.  He has served on the board of directors of Cleveland Pacific Equity Ventures and currently serves as a special advisor to the Board of Matador Resources (MTDR:NYSE).  Mr. Massad is a graduate of Baldwin-Wallace College and currently serves on its Board of Trustees.

6.5.	Debtors’ Future Plans for the Post-Reorganization Business

4Kids has developed a three-year business plan for operations following emergence from chapter 11. The parent, 4Kids Entertainment, Inc. (Pink Sheets: KIDEQ), is publicly-traded, and the business plan contemplates that after Reincorporation, the Reincorporated Parent will continue to be publicly-traded. 4Kids’ reorganized business will have two principal components: (a) continuation and strengthening of the 4Kids’ legacy licensing business; and (b) expansion of the 4Kids business into sports licensing. 4Kids believes that after emerging from bankruptcy, the Reorganized Debtors will be able to obtain new business for the 4Kids platform, whether through accretive acquisitions of similar companies in the licensing business or through the development of new client relationships.

(a)         Legacy Licensing Business.

Historically, 4Kids was a media and entertainment company that produced television programming and licensed related merchandise.  4Kids specialized in the youth-oriented market with segments that included licensing, advertising & media broadcasting, and television & film production/distribution.  The historical business is described more fully in Section 1.3 hereof.

In July 2012, 4Kids closed a sale transaction in which it successfully sold (i) its rights to the majority of its licensed properties, including its most valuable property, Yu-Gi-Oh!, and (ii) its rights under the CW Agreement, including its right to provide programming for The CW Network’s Saturday morning block.  The sale is described more fully in Section 3.7 hereof.

Following the sale, 4Kids streamlined its operations and made substantial reductions in its operating costs.  4Kids discontinued the operation of its expensive animated TV productions unit and has reduced its head count.  At emergence, 4Kids will have eight (8) employees.

4Kids continues to hold the rights to a number of licensed properties, principally including Artlist, Dinosaur King, The Cat Fancier’s Association, Rocket Monkeys, Viva Pinata, Charlie Chan, Negro League Baseball Players Association, Thundercats and Chaotic.

The business plan contemplates that 4Kids will continue to serve as licensing agent for  these legacy properties and will be better situated to exploit these properties. After it reorganizes, 4Kids intends to aggressively pursue new clients in order to add additional properties to its portfolio.  If 4Kids can more effectively monetize its existing properties or add new properties to its portfolio, it would be accretive to the value of the reorganized business.  However, for purposes of the plan of reorganization, 4Kids’ projections do not factor in any possible increase in revenues and profits from the legacy business.

The revenues from the legacy business are expected to provide the reorganized company with the cash flow to support the development of the sports licensing business described below.  In the first year, the gross legacy royalties are projected to be $1.1 million, or 17% of total projected gross revenues and 35% of total projected gross margin. The projections for legacy royalties decline substantially for subsequent years and are not projected to be material.

(b)         Sports Licensing Business.

The success of the reorganized business will depend in substantial part on 4Kids’ ability to expand into a new business segment, sports licensing, and build a licensed consumer products business.  The sports licensing business is one of the largest and fastest growing sectors of the licensing marketplace.  The principal means for expansion into this area will be to employ two individuals that have substantial experience and relationships in the sports licensing business, Mark Panko and Stacy Weiland, who will become employees of the Reorganized Debtors.

4Kids has conducted substantial due diligence itself and through outside  professionals with respect to Messrs. Panko and Weiland, whose qualifications are described in Section 6.4(a) hereof.  4Kids plans to forge new license relationships in the sports licensing industry and develop private label goods that will be sourced overseas and sold to retail or directly to consumers.  Messrs. Panko and Weiland are currently consulting with 4Kids, and 4Kids has participated in extensive discussions that they facilitated with a number of licensors and private label revenue streams.  Mr. Panko has significant business relationships with major colleges and universities, NCAA conferences, bowl games and awards, major league professional sports organizations and leagues, individual athletes and national sports broadcast media. Mr. Weiland has significant supply chain management experience with particular emphasis on sourcing products both domestically and internationally.  4Kids believes that these executives will enable the reorganized company to quickly expand its business to the sports licensing market.  The business model of the reorganized company’s sports licensing business contemplates product design and development on behalf of clients with the inventory risk being borne by the clients.

4Kids’ projections reflect significant revenues from anticipated licensing relationships with a major outdoors sporting goods company; a sports performance clothing company; and several colleges and universities.  4Kids’ projections reflect positive cash flows in the first three years of post-reorganization operations of $600,000 in 2013, $1,700,000 in 2014 and $3,100,000 in 2015. Those projections are subject to a number of assumptions, including those in Sections 6.6 and 6.7 hereof, and certain risk factors, including those in Section 8.4 hereof.

As an additional benefit for the reorganized business, 4Kids has significant federal and state NOL carryforwards (as defined herein) available to offset future taxable income.  As of December 31, 2011, 4Kids had a federal NOL carryforward of approximately $106 million available to offset future taxable income through 2031.  As of that same date, 4Kids had approximately $116 million of NOL carryforwards for New York and California, which expire between 2016 and 2031.

4Kids projects that there will be sufficient cash and cash equivalents to fund post-reorganization operations and that the business will not require additional debt or equity capital. However, post-reorganization, 4Kids plans to obtain a line of credit to provide additional liquidity to account for seasonal trends in the revenue cycle and/or promotional needs as product lines are launched or expanded.  4Kids does not project the interest expense associated with such financing to have a material impact on the reorganized business.

6.6.	Valuation of the Reorganized Debtors

Chikol estimates the Estimated Reorganized Debtors’ Enterprise Value to be between approximately $9.0 million (or $.65 per share) to $10.1 million (or $.74 per share), with a midpoint of $9.5 million (or $.69 per share) as of October 4, 2012.6 The values are based upon information available to, and analyses undertaken by, Chikol as of October 4, 2012.  The foregoing valuation reflects a number of assumptions, including a successful reorganization of the Debtors in a timely manner, achieving the forecasts reflected in the Projections (as defined herein), the amount of available cash to the Reorganized Debtors, market conditions, the availability of certain tax attributes, and the Plan becoming effective in accordance with its terms.  The estimates represent hypothetical enterprise values of the Reorganized Debtors as the continuing operator of their business and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value, which may be significantly different than the amounts set forth herein.  Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder.  The value of an operating business is subject to uncertainties and contingencies in the market that may affect the financial condition and prospects of such a business.  Notwithstanding these uncertainties and contingencies, Chikol does not have any obligation to update, revise, or reaffirm its estimate.

In preparing the Estimated Reorganized Debtors’ Enterprise Value, Chikol: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Projections developed by management relating to their businesses and prospects; (c) reviewed the Reorganized Debtors’ business plan; (d) met with certain members of the Debtors’ senior management and Mr. Panko and Mr. Weiland to discuss the Debtors’ operations and future prospects; (e) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating businesses of the Debtors; (f) considered the valuation of potential tax benefits resulting from the use of existing net operating loss carryforwards (“NOLs”); and (g) considered certain economic and industry information relevant to the Debtors’ operating businesses and conducted such other analyses as Chikol deemed appropriate.

6
Estimated Reorganized Debtors’ Enterprise Value on a per share basis is the quotient of the Estimated Reorganized Debtors Enterprise Value at the high, midpoint and low ranges, divided by the estimated aggregate amount of the outstanding shares Parent Common Stock.

The estimates of enterprise value prepared by Chikol reflect the application of various valuation techniques, including, among others, (i) a comparable company analysis, in which Chikol analyzed the enterprise value of public and private companies that Chikol deemed generally comparable to the operating business of the Reorganized Debtors and applied the relevant metrics from that analysis to financial data from the Debtors and (ii) a discounted cash flow analysis, in which Chikol, using a weighted average cost of capital, computed the present value of free cash flows and terminal value of the Debtors.

Although Chikol conducted a review and analysis of the Debtors’ businesses, operating assets and liabilities, and business plans, Chikol relied on the accuracy and completeness of all: (i) financial and other information furnished to it by the Debtors, including the Projections, and (ii) publicly available information. No independent evaluations or appraisals of the Debtors’ assets were sought or were obtained in connection therewith.

Chikol’s consideration of the Debtors’ NOLs was based in whole on information provided to Chikol by the Debtors’ tax advisor, EisnerAmper LLP and the Debtors’ special tax counsel, Pepper Hamilton LLP.  Chikol did not prepare a separate valuation of any potential tax benefits resulting from the use of existing NOLs.  Chikol is advised that, as of December 31, 2011, the Debtors had a federal NOL carryforward of approximately $106 million available to offset future taxable income through 2031.  As of that same date, 4Kids had approximately $116 million of NOL carryforwards for New York and California, which expire between 2016 and 2031.  The Reorganized Debtors would be entitled under the Plan to use their existing NOLs in future years to eliminate taxes on a corresponding amount of their income, subject to any applicable limitations due to change in ownership, alternative minimum tax, and limitations under applicable state and local laws.  The present value of the tax savings that could be generated by the existing NOLs cannot be determined with any certainty, as use of the NOLs may be subject to limitations described herein and is dependent on the Reorganized Debtors having sufficient future income.

Chikol’s estimate of Estimated Reorganized Debtors’ Enterprise Value was not entirely mathematical.  It also involved complex considerations and judgments that could affect the value of an operating business, including the numerous uncertainties and contingencies that may affect the financial conditions and prospects of the Reorganized Debtors’ business.  As a result, none of Chikol, the Debtors nor their other professionals assumes responsibility for the accuracy of the Estimated Reorganized Debtors’ Enterprise Value and such value is not indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein.

The certificate of incorporation of Reincorporated Parent provides for restrictions on certain transfers of New Common Stock in order to reduce the risk of limitations on the Reorganized Debtors’ NOLs.  For a detailed discussion on transfer restrictions, see Section 4.4(j) hereof - Restrictions on Transfer of Corporate Securities.  Such restrictions may adversely affect the value of the New Common Stock.  Further, actual market prices of such securities will depend upon, among other things, prevailing interest rates and conditions in the financial markets.  Accordingly, the Estimated Reorganized Debtors’ Enterprise Value does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.  The enterprise value ascribed in the analysis does not purport to be an estimate of the post reorganization market trading value.  Such trading value may be materially different from the reorganization enterprise value ranges associated with Chikol’s valuation analysis.  Indeed, there can be no assurance that a trading market will develop in the New Common Stock of the Reincorporated Parent.

6.7.	Feasibility of the Reorganized Debtors

The Debtors, with Chikol’s assistance, prepared the Projections set forth in Appendix C hereto, to satisfy section 1129(a)(ii) of the Bankruptcy Code.  The Projections help establish that the Debtors’ Plan is feasible and that the Plan is in the best interests of all Holders of Claims and Interests.  The Debtors prepared the Projections based on, among other things, the anticipated future financial condition and results of operations of the Reorganized Debtors.

The Debtors prepared the Projections in good faith, based upon estimates and assumptions made by the Debtors’ management.  The estimates and assumptions in the Projections, while considered reasonable by management, may not be realized, and are inherently subject to significant uncertainties and contingencies beyond the Debtors’ control.  They also are based on outside factors such as industry performance, general business, economic, competitive, regulatory, market and financial conditions, all of which are difficult to predict.  Because future events and circumstances may well differ from those assumed and unanticipated events or circumstances may occur, the Debtors expect that the actual and projected results will differ and the actual results may be materially greater or less than those contained in the Projections.  No representations can be made as to the accuracy of the Projections or the Reorganized Debtors’ ability to achieve the projected results.  Some assumptions inevitably will not materialize.  Actual operating results and values may vary significantly from the Projections.  Furthermore, events and circumstances occurring subsequent to the date of which the Projections were prepared may differ from any assumed facts and circumstances.  Moreover, unanticipated events and circumstances may come to pass, and may affect financial results in a materially adverse or materially beneficial manner.  Therefore, the Projections may not be relied upon as a guaranty or other assurance of the actual results that will occur.  The inclusion of the Projections herein should not be regarded as an indication that the Debtors considered or consider the Projections to reliably predict future performance.  The Projections are subjective in many respects, and thus are susceptible to interpretations and periodic revisions based on actual experience and recent developments.  The Debtors do not intend to update or otherwise revise the Projections to reflect the occurrence of future events, even in the event that assumptions underlying the Projections are not borne out.  The Projections should be read in conjunction with Article VIII—”Certain Risk Factors Affecting the Debtors” and the assumptions and qualifications set forth herein.

THE ASSUMPTIONS AND RESULTANT PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES CONTAIN CERTAIN STATEMENTS THAT MAY BE CONSIDERED “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  THE PROJECTIONS HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT AND PROFESSIONALS.  THESE PROJECTIONS AND SUBSEQUENTLY IDENTIFIED VARIANCES, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED OR MAY BE UNDERSTATED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO ASSURANCES CAN BE MADE AS TO THE ACCURACY OF THE ASSUMPTIONS AND RESULTANT PROJECTIONS OR THE ABILITY OF THE DEBTORS AND REORGANIZED DEBTORS TO ACHIEVE THE PROJECTED RESULTS FOLLOWING THE EFFECTIVE DATE.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.  THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS.  FURTHERMORE, THE DEBTORS’ INDEPENDENT AUDITOR HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS.  ACCORDINGLY, NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS INTEND TO, AND EACH DISCLAIMS ANY OBLIGATION TO: (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF STOCK IN THE REORGANIZED DEBTORS OR TO ANY OTHER PARTY AFTER THE EFFECTIVE DATE; (B) INCLUDE ANY SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC; OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

ARTICLE VII.
CONFIRMATION PROCEDURES

7.1.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold the Confirmation Hearing.  The Bankruptcy Court has scheduled the Confirmation Hearing to commence on December 13, 2012, at 10:00 a.m. (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Shelley C. Chapman, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of New York, Courtroom 621, One Bowling Green, New York, New York 10004-1408.  The Confirmation Hearing may be adjourned from time to time without further notice.

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.  Any such objections must be filed and served so as to be received by the Debtors, and certain other parties, on or before December 5, 2012, at 4:00 p.m. (prevailing Eastern Time) (the “Plan Objection Deadline”), in accordance with the Disclosure Statement Order, which is annexed hereto as Appendix B.  OBJECTIONS THAT HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THE TERMS OF THE DISCLOSURE STATEMENT ORDER WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

The Confirmation Hearing Notice will set forth, among other things, the Plan Objection Deadline, the Voting Deadline, and Confirmation Hearing Date.

7.2.	Statutory Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied.  If so, the Bankruptcy Court shall enter the Confirmation Order.

The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

●	The Plan complies with the applicable provisions of the Bankruptcy Code.

●	The Debtors, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

●	The Plan has been proposed in good faith and not by any means forbidden by law.

●
Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment: (a) made before the Confirmation of the Plan is reasonable; or (b) subject to the approval of the Bankruptcy Court as reasonable if it is to be fixed after the Confirmation of the Plan.

●
Either each holder of an equity interest has accepted the Plan, or will receive or retain under the Plan on account of that equity interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

●
Except to the extent that the holder of a particular claim will agree to a different treatment of its claim, the Plan provides that Administrative Claims, Priority Tax Claims, Secured Claims, Other Priority Claims, and General Unsecured Claims will be paid in full, in cash, on the Effective Date, or as soon thereafter as practicable.

●
Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan unless such a liquidation or reorganization is proposed in the Plan.

●	All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

The Debtors believe that: (a) the Plan satisfies or will satisfy all the requirements of chapter 11 of the Bankruptcy Code; (b) the Debtors have complied or will have complied with all of the requirements of chapter 11; and (c) the Plan has been proposed in good faith.

(a)         Best Interests of Creditors Test/Liquidation Analysis.

Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each holder of a Claim or Interest in such Class either: (a) has accepted the Plan; or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if Debtors liquidated under chapter 7 of the Bankruptcy Code.  In chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no junior Class receiving any payments until all amounts due to senior Classes have been paid fully or any such payment is provided for:

●	Secured creditors (to the extent of the value of their collateral);

●	Administrative and other priority creditors;

●	Unsecured creditors;

●	Debt expressly subordinated by its terms or by order of the Bankruptcy Court; and

●	Interest holders.

As described in more detail in the Liquidation Analysis set forth in Appendix D hereto, the Debtors believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan because, among other reasons, distributions in a chapter 7 case may not occur for a longer period of time, thereby reducing the present value of such distributions.  In this regard, the distribution of the proceeds of a liquidation would be delayed until a chapter 7 trustee and its professionals become knowledgeable about the Chapter 11 Cases and the Claims against and Interests in the Debtors.  In addition, proceeds received in a chapter 7 liquidation are likely to be significantly discounted due to the distressed nature of the sale, and the Debtors would have to pay the fees and expenses of a chapter 7 trustee in addition to the Professionals’ pre-conversion fees and expenses (thereby further reducing cash available for distribution).  Finally, a chapter 7 liquidation will preclude the future application of the Debtors’ valuable tax attributes.

(b)         Feasibility.

The Bankruptcy Code requires a bankruptcy court to find, as a condition to confirmation, that confirmation is not likely to be followed by a debtor’s liquidation or the need for further financial reorganization, unless that liquidation or reorganization is contemplated by the Plan.  For purposes of showing that the Plan meets this feasibility standard, the Debtors analyzed the Reorganized Debtors’ ability to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses.  As described in more detail in the Financial Projections set forth in Appendix C hereto, the Reorganized Debtors will have no debt and will be able to fund their operations with cash.  The Debtors’ business plan also shows positive net cash flow beginning in 2013.  Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

(c)         Acceptance by Impaired Classes.

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of Claims or Interests that is impaired under the Plan accept the Plan.  A class that is not “impaired” under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is “Impaired” unless the Plan: (a) leaves unaltered the legal, equitable and contractual rights to which the Claim or Interest entitles the holder of that Claim or Interest; (b) cures any default and reinstates the original terms of the obligation; or (c) provides that, on the consummation date, the holder of the Claim or Interest receives cash equal to the Allowed amount of that Claim or, with respect to any interest, any fixed liquidation preference to which the Interest holder is entitled or any fixed price at which the Debtors may redeem the security.  The Debtors have only one impaired class entitled to vote—Class 4 Parent Common Stock.

ARTICLE VIII.
CERTAIN RISK FACTORS AFFECTING THE DEBTORS

Holders of Interests who are entitled to vote on the Plan should carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), before deciding whether to vote to accept or to reject the Plan.  This information, however, should not be regarded as the only risk involved in connection with the Plan and its implementation.

8.1.	General Considerations

The following provides a non-exhaustive summary of various important considerations and risk factors associated with the Plan.  In considering whether to vote for or against the Plan, holders of Interests should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement.

8.2.	Certain Bankruptcy Considerations

(a)         Parties-in-Interest May Object to the Plan and Confirmation.

Section 1129 of the Bankruptcy Code provides certain requirements for a chapter 11 plan to be confirmed.  Parties-in-interest may object to confirmation of a plan based on an alleged failure to fulfill these requirements or other reasons.  The Debtors believe that the Plan complies with the requirements of the Bankruptcy Code.

(b)         Parties-in-Interest May Object to the Debtors’ Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because each classes of Claims and Interests encompass Claims or Interests that are substantially similar to the other Claims or Interests in each such class.

(c)         The Unsecured Claims Pool is Uncertain.

There can be no assurance that the estimated Claim amounts set forth herein are correct.  In addition, certain of the Claims filed against the Debtors are in unliquidated amounts.  The Debtors’ estimation of Allowed Claims assumes that such unliquidated amounts will not have a material impact on the actual aggregate dollar amount of Allowed Claims.  The actual amount of Allowed Claims likely will differ in some respects from the estimates.

The Debtors have settled a number of material Claims in the Chapter 11 Cases.  However, the claims of Home Focus Development Ltd., which is scheduled at $1,075,000, and Cornerstone Patent Technologies, LLC, which was filed at $3,300,000, are not settled as of the date of this Disclosure Statement and the Debtors may be forced to engage in litigation with respect to these claims.  To the extent these claims and any other Contested Claims are Allowed in amounts greater than the Debtors’ estimates or the Debtors incur substantial litigation costs, the cash available after payment of Allowed Claims may be materially less than the Debtors’ estimates.

(d)         Undue Delay in Confirmation May Disrupt the Debtors’ Operations and Have Potential Adverse Effects.

The Debtors cannot accurately predict or quantify the impact on their business operations of prolonging the Chapter 11 Cases.  A lengthy confirmation process could adversely affect the Debtors’ ability to procure licensing deals and maintain existing relationships, and will increase the Debtors’ Administrative Claims.  So long as the Chapter 11 Cases continue, the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on the Debtors’ business and developing future business opportunities for the Debtors.

(e)         The Debtors May Not Be Able to Obtain Confirmation of the Plan.

The Debtors cannot ensure they will receive the requisite acceptances to confirm the Plan.  But, even if the Debtors do receive the requisite acceptances, there can be no assurance that the Bankruptcy Court will confirm the Plan.  The Bankruptcy Court could still decline to confirm the Plan if it were to determine that any of the statutory requirements for confirmation had not been met, including a determination that the terms of the Plan are not fair and equitable to non-accepting Classes.  Therefore, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

(f)         Risks Associated with Resolicitation.

If the Debtors resolicit acceptances of the Plan from parties entitled to vote thereon, Confirmation of the Plan could be delayed and possibly jeopardized.  A prolonged confirmation process would entail the risks summarized above.

(g)         Risk of Non-Occurrence of the Effective Date.

Although the Debtors believe that the Effective Date may occur in less than fourteen (14) days following the Confirmation Date, there can be no assurance as to such timing.

Consummation of the Plan is also conditioned upon, among other things, (a) entry of the Confirmation Order, (b) the New Organizational Documents being in form and substance reasonably acceptable to the Debtors and having been executed and delivered, and all conditions precedent thereto having been satisfied, and (c) all authorizations, consents, and regulatory approvals required, if any, in connection with the Effective Date having been obtained.  As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied.  Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

(h)         Substantive Consolidation Risks.

The Plan is premised upon the substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Interests under the Plan.  The Debtors can provide no assurance, however, that: (a) the Bankruptcy Court will order substantive consolidation contemplated by the Plan; or (b) a party-in-interest will not object to such substantive consolidation.

In the event the Bankruptcy Court does not permit substantive consolidation of the Plan for purposes of voting, confirmation, and making distributions, the Debtors will seek approval of the Plan as separate plans of reorganization for each Debtor without the need for re-solicitation of the plans.  The Debtors can provide no assurance that the Bankruptcy Court will approve the separate plans of reorganization without the need for re-solicitation.

8.3.	Financial Information; Disclaimer

(a)         Information Presented is Based on the Debtors’ Books and Records, and No Audit Was Performed.

While the Debtors’ management has reviewed the financial information provided in this Disclosure Statement with respect to the Projections and Claims, and the Debtors have endeavored to present information fairly in this Disclosure Statement, the Debtors’ books and records might be incomplete or inaccurate with respect to the Projections and Claims.  The financial information contained herein, or incorporated by reference into, this Disclosure Statement, unless otherwise expressly indicated, is unaudited.

(b)         Financial Projections and Other Forward Looking Statements Are Not Assured, and Actual Results May Vary.

The Debtors’ Projections reflect a number of assumptions, including a successful reorganization of the Debtors in a timely manner, achieving the forecasts reflected in the Projections (as defined herein), the amount of available cash to the Reorganized Debtors, market conditions, the availability of certain tax attributes, and the Plan becoming effective in accordance with its terms.  The estimates of value represent hypothetical enterprise values of the Reorganized Debtors as the continuing operator of their business and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value, which may be significantly different than the amounts set forth herein.  Such estimates are developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder.  The value of an operating business is subject to uncertainties and contingencies in the market that may affect the financial condition and prospects of such a business.

The Debtors’ Projections involve complex considerations and judgments that could affect the value of an operating business, including the numerous uncertainties and contingencies that may affect the financial conditions and prospects of the Reorganized Debtors’ business.

The Debtors’ Projections also assume that the Debtors will be able to successfully expand their business and take advantage of new opportunities, including in the sports entertainment and merchandise licensing sectors.  The Debtors’ Projections assume that the Debtors will be able to generate a substantial portion of their future revenue from these new initiatives.

In addition, the Reorganized Debtors’ business plans are subject to the risks set forth in Section 8.4 herein.

8.4.	Risk Factors Associated with the Debtors’ and Reorganized Debtors’ Business

(a)         The Debtors are Expanding into a New Business.

The Debtors’ licensing business has traditionally focused on the children’s entertainment market.  4Kids’ reorganized business is expected to have two principal components: (a) continuation and expansion of 4Kids’ legacy licensing business; and (b) expansion into a new sports licensing business that will include building a licensed consumer products business.  The success of the Reorganized Debtors will depend on the success of 4Kids’ expansion into this new business sector and there can be no assurance that the Reorganized Debtors will be able to attain the projected revenues and profit margins from this new endeavor or that the Reorganized Debtors will be able to operate profitably.

(b)         The Debtors’ Business is Affected by Macro Economic Factors.

The Debtors’ business is vulnerable to the U.S. and global economy and the varying economic and business cycles of their customers and counterparties.

(c)         The Debtors Incurred Significant Losses in Prior Years.

The Debtors incurred significant losses in 2008, 2009, 2010 and 2011.  There can be no assurance that the Reorganized Debtors will be profitable in the future.

(d)         Reliance on Key Personnel.

The Debtors’ success and future prospects depend on the continued contributions of their senior management.  In addition, the Reorganized Debtors’ principal means for expansion into the new sports licensing business segment is to partner with Mr. Panko and Mr. Weiland, who will become officers and employees of the Reorganized Debtors.  These new employees are integral to the Reorganized Debtors’ future business and their performance or lack thereof could have a material effect on the Reorganized Debtors’ business, financial condition and results of operations.

If the key personnel were to cease their employment, there can be no assurances that the Debtors or Reorganized Debtors would be able to find qualified replacements for these individuals if their services were no longer available.  The loss of services of one or more members of the senior management team could have a material adverse effect on the Debtors’ or Reorganized Debtors’ business, financial condition and results of operations.

(e)         Loss of Key Clients.

Following the recent sale transaction, the Debtors have few remaining clients.  One of the Debtors’ significant remaining clients, Artlist, Inc., has a representation agreement with the Debtors that expires by its terms at the end of November 2012 unless renewed by Artlist, Inc.  The Debtors’ business will be further adversely affected if their existing clients cease doing business with them.

(f)          Expansion of Legacy Licensing Business.

At the current time, many of the Debtors’ legacy licenses are not generating revenue.  The Debtors’ business plan contemplates exploiting existing legacy licensing relationships and aggressively pursuing new licensing arrangements.  There can be no assurances that the Reorganized Debtors will be successful in these endeavors.

(g)         Expiring Material Contracts.

Certain of the Debtors’ licensing agreements expire in the near term if not renewed.  The Reorganized Debtors’ business may be negatively impacted if the Reorganized Debtors are unable to extend, or to enter into new contracts with, the licensing counterparties.

(h)         New Clients.

The Projections for the new business segment are predicated upon signing new clients on terms and conditions that generate the revenues and profit margins for the Reorganized Debtors as set forth in the assumptions to the Projections.  The failure to sign a sufficient number of new clients would have a significant impact on projected revenues and profit margins.

(i)          The Reorganized Debtors May Not be Profitable.

To the extent the Reorganized Debtors are unable to meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may not be profitable.  Such a failure may preclude the Reorganized Debtors from taking advantage of future opportunities, growing their business or responding to competitive pressures.

(j)          Certain Risks Associated with Sourcing Products in Foreign Countries.

The Reorganized Debtors’ business plan contemplates sourcing products in foreign countries, including China.  Certain risks are inherent in conducting business with parties in foreign countries, including but not limited to the difficulty of enforcing agreements and collecting receivables through foreign legal systems, general economic conditions, political unrest, exposure to possible expropriation or other governmental actions and required compliance with a variety of foreign laws and regulations.  The Debtors cannot assure that these and other factors will not have a material adverse effect on the Reorganized Debtors’ business, results of operations and financial condition taken as a whole.

(k)         Seasonal Nature of Business.

The new business segment is subject to significant seasonal trends in the revenue cycle in addition to normal economic factors.  Failure to meet timing for a specific product cycle for seasonal and promotional products could result in the loss of an entire product revenue stream.

(l)          Critical Properties.

The Projections for the new business segment are predicated upon the success of a limited number of licensed properties.  A failure with respect to a specific property could result in a material change in the projected net income.

8.5.	Factors Affecting the Value of Stock in the Debtors or Reorganized Debtors

(a)         Publicly Traded Company.

The Parent Common Stock issued by 4Kids Entertainment, Inc. (Pink Sheets: KIDEQ) is publicly-traded, and the business plan contemplates that the New Common Stock of Reincorporated Parent will continue to be publicly-traded.  The New Common Stock will continue to be traded on the Pink Sheets but the New Common Stock will not be traded or listed on any stock exchange, which may make it difficult for Holders to trade in the New Common Stock or find liquidity.  There can be no assurance that the New Common Stock will continue to be publicly-traded on the Pink Sheets or otherwise.

(b)         Transfer Restrictions on the New Common Stock Contained in the Reincorporated Parent’s Certificate of Incorporation May Limit the Liquidity of the New Common Stock; Any Ownership Change Could Limit the Availability of the NOLs.

To reduce the risk of a potential adverse effect on the Debtors’ ability to utilize their NOLs for federal income tax purposes after the Effective Date, the Reincorporated Parent’s certificate of incorporation will contain certain restrictions on the transfer of New Common Stock, which will be effective for three years following the Effective Date, subject to extension for an additional two years.  These transfer restrictions may adversely affect the ability of certain holders of New Common Stock to dispose of or acquire shares of New Common Stock during the period the restrictions are in place and make it more difficult for holders to find liquidity.

Furthermore, while the purpose of these transfer restrictions is to prevent an “ownership change” from occurring within the meaning of section 382 of the Internal Revenue Code (which ownership change would adversely affect the Reorganized Debtors’ ability to utilize their NOLs and other tax attributes), no assurance can be given that such an ownership change will not occur, in which case the availability of the Reorganized Debtors’ substantial NOLs and other federal income tax attributes could be significantly limited or possibly eliminated.

The New Common Stock may also be illiquid due to, among other things, (i) the Reorganized Debtors’ financial performance, and (ii) a lack of an active public trading market in the common stock.

(c)         Certain Provisions Will Have Anti-Takeover Effects.

Certain provisions of Reincorporated Parent’s certificate of incorporation, as well as the DGCL, may have the effect of delaying, deferring or preventing a change in control of Reincorporated Parent.  Such provisions may make it more difficult for anyone to make a tender offer or otherwise acquire substantial amounts of the New Common Stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder’s best interest without the approval of Reincorporated Parent’s board of directors.  See Section 4.4(j) hereof, Means for Implementation of the Plan — Restrictions on Transfer of Corporate Securities.

(d)         Certain Holders May Be Restricted under Applicable Securities Laws in their Ability to Transfer or Sell Their Securities.

Holders of New Common Stock who are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. These Persons will be permitted to transfer or sell such securities only pursuant to (i) “ordinary trading transactions” by a holder that is not an “issuer” within the meaning of section 1145(b) of the Bankruptcy Code, (ii) the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act or (iii) an effective registration statement under the Securities Act.  Reincorporated Parent has no current plans to register at a later date, post-bankruptcy, any of its securities under the Securities Act or under equivalent state securities laws such that the recipients of the New Common Stock would be able to resell their securities pursuant to an effective registration statement. Moreover, although Reincorporated Parent currently intends to make publicly available the information required by Rule 144 under the Securities Act, there is no assurance that it will do so, which would limit the ability of holders of securities to avail themselves of Rule 144.

(e)         Voting Blocks May, in the Future, Control the Equity of the Reincorporated Parent.

Although the Debtors do not anticipate that any one person or Entity will have a majority of shares of the New Common Stock in the Reincorporated Parent, it is possible that such a person or Entity may acquire sufficient stock to exercise voting control over decisions such as selecting members of the Reincorporated Parent’s Board of Directors.

(f)          The Projections and Estimated Reorganized Debtors’ Enterprise Value Is Not Intended to Represent the Trading Values of the New Common Stock

The Projections in Appendix B and the Estimated Reorganized Debtors’ Enterprise Value discussed in Section 6.6 hereof, is not intended to represent the trading values of Reincorporated Parent’s New Common Stock in public or private markets. The Projections and the Estimated Reorganized Debtors’ Enterprise Value are based on numerous assumptions set forth herein (the realization of many of which is beyond the Debtors’ control).  Even if the Reorganized Debtors achieve the Projections, trading market values for the New Common Stock could be adversely impacted by the lack of liquidity for the New Common Stock as discussed herein.

(g)         The Debtors Do not Expect to Pay Any Dividends on the Stock for the Foreseeable Future.

The Debtors do not expect the Reincorporated Parent to declare dividends in the foreseeable future with respect to New Common Stock, which may adversely affect the market for and value of such stock.

(h)         Certain Tax Implications of the Debtors’ Reorganization May Increase the Tax Liability of the Reorganized Debtors.

As of December 31, 2011, 4Kids had a federal NOL carryforward of approximately $106 million available to offset future taxable income through 2031.  As of that same date, 4Kids had approximately $116 million of NOL carryforwards for New York and California, which expire between 2016 and 2031.  There are no assurances that the Reorganized Debtors will be able to avail themselves of those tax attributes.]

Parties should carefully review Article IX of this Disclosure Statement – CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN – to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.

8.6.	Factors Affecting the Reorganized Debtors

(a)         The Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Court.

(b)         No Representations Outside this Disclosure Statement are Authorized.

No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to Debtors’ counsel or the U.S. Trustee.

(c)         All Information Was Provided by Debtors and Was Relied upon by Professionals.

Counsel for and other professionals retained by the Debtors have relied upon information provided by the Debtors in connection with preparation of this Disclosure Statement.  Counsel for and other professionals retained by the Debtors have not verified independently the information contained herein.

(d)        This Disclosure Statement Was Not Approved by the SEC.

Although a copy of this Disclosure Statement was served on the SEC, and the SEC was given an opportunity to object to the adequacy of this Disclosure Statement prior to approval by the Bankruptcy Court, neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

(e)         No Legal or Tax Advice Is Provided to You by this Disclosure Statement.

The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each creditor or holder of an Interest should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or Interest.  This Disclosure Statement is not legal advice to you.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

(f)          No Admissions Made.

Nothing contained herein shall constitute an admission of any fact or liability by any party (including, without limitation, the Debtors) or to be deemed evidence of the tax or other legal effects of the Plan on the Debtors or on holders of Claims or Interests.

ARTICLE IX.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
 OF CONSUMMATION OF THE PLAN

9.1.	General Considerations

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and the Reorganized Debtors and to Holders of Allowed Claims and Parent Common Stock.  The following summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (“IRS”), each as in effect on the date hereof.  Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors have not requested and will not request a ruling from the IRS or an opinion of counsel with respect to the tax aspects of the Plan.  Thus, no assurance can be given as to the interpretation that the IRS will adopt.  In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the U.S. federal income tax consequences of the Plan to special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, investors in pass-through entities and holders of Claims who are themselves in bankruptcy).

This discussion assumes that the arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST.  ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE UNITED STATES INTERNAL REVENUE SERVICE, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

9.2.	Certain U.S. Federal Income Tax Consequences to the Debtors

(a)         Reincorporation in Delaware.

As part of the Plan, the Reincorporation of Parent shall occur on the Effective Date for the purpose of reincorporating Parent from a New York corporation to a Delaware corporation.  As set forth in the Certificate of Ownership and Merger and the Certificate of Merger, the Reincorporation will be affected by the merger of Parent, a New York corporation, with and into Reincorporated Parent, a wholly owned Delaware corporation subsidiary of Parent created for the sole purpose of the Reincorporation.  As part of the Reincorporation, the Parent Common Stock will be cancelled and the Reincorporated Parent will issue shares of New Common Stock to the holders of Parent Common Stock in a transaction designed to be a tax-free reorganization under section 368(a)(1)(F) of the Tax Code.  The Reincorporation should be treated as a mere change in form for U.S. federal income tax purposes and no gain or loss should be recognized by any of the Debtors or their shareholders as a result of such Reincorporation.

(b)         Limitation on NOLs Post-Effective Date.

The Debtors have significant consolidated NOLs for U.S. federal income tax purposes.  The Debtors do not believe that there has been an “ownership change” in the Debtors under section 382 of the Tax Code that would limit their ability to use their NOLs.  The exchange of Parent Common Stock for New Common Stock pursuant to the Reincorporation should not have any impact on the “ownership change” analysis.  Moreover, the New Organization Documents will place restrictions on the sale of the Reincorporated Parent’s equity in an attempt to preserve the NOLs going-forward.  However, no assurance can be given that an “ownership change” will not occur.

If the IRS successfully asserts that an “ownership change” in the Reorganized Debtors has occurred or if an “ownership change” occurs in the future, the amount of pre-change losses that may be utilized to offset future taxable income would, in general, be subject to an annual limitation.  Such limitation also would apply to certain losses or deductions which are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized within five years after the ownership change.  An ownership change, generally, is a 50 percentage point increase in the percentage ownership of the loss corporation by shareholders that own five percent (5%) or more of the stock of the corporation during any three-year period.

(c)         General Section 382 Limitation.

In general, the amount of the annual limitation to which a corporation (or consolidated group) would be subject would be equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (announced monthly by the IRS).  Generally, the limitation under section 382 will be based on the value of the Debtors immediately before the ownership change.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

(d)         Built-In Gains and Losses.

If a loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change (determined taking into account most assets and all items of “built-in” income and deductions), any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance.
On the other hand, if the loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change, then any built-in losses recognized during the following five years, including deductions such as depreciation and amortization attributable to tax basis in excess of the value of assets owned by the Debtors as of the Effective Date, would (up to the amount of the original net built-in loss) generally be treated as a pre-change loss and would be subject to the annual limitation in the same fashion as pre-change NOLs.  A loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss generally will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its gross assets (with certain adjustments) immediately before the ownership change.

9.3.	Certain U.S. Federal Income Tax Consequences of Payment of Allowed Claims Pursuant to Plan

The United States federal income tax consequences of Plan implementation to the Holders of Allowed Claims will depend on, among other things, the consideration to be received by the Holder, whether the Holder reports income on the accrual or cash method, whether the Holder receives distributions under the Plan in more than one taxable year, whether the Holder’s claim is Allowed or Contested at the Effective Date, and whether the Holder has taken a bad debt deduction or worthless security deduction with respect to its Claim.

(a)         Recognition of Gain or Loss in General.

In general, a Holder of a Claim should recognize gain or loss equal to the amount realized under the Plan in respect of its Claim less the Holder’s basis in the Claim.  Any gain or loss recognized in the exchange may be long-term or short-term capital gain or loss or ordinary income or loss, depending upon the nature of the Claim and the Holder, the length of time the Holder held the Claim and whether the Claim was acquired at a market discount.  If the Holder realizes a capital loss, its deduction of the loss may be subject to limitation.  The Holder’s amount realized generally will equal the Cash received (or deemed received) by the Holder under the Plan on the Effective Date or subsequent distribution date, less the amount (if any) allocable to Claims for interest, as discussed below.

(b)         Post-Effective Date Cash Distributions.

Because Holders of Allowed Claims, including Contested Claims that ultimately become Allowed Claims, will receive Cash distributions on or subsequent to the Effective Date of the Plan, the imputed interest provisions of the Internal Revenue Code may apply to treat a portion of the subsequent distributions as imputed interest.  Additionally, because Holders may receive distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the Holder may be deferred.  All Holders of Allowed Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their claims.

9.4.	Certain Other Tax Consequences for Holders of Claims

(a)         Receipt of Pre-Effective Date Interest.

In general, a Holder of a Claim that was not previously required to include in its taxable income any accrued but unpaid pre-Effective Date interest on the Claim may be required to take such amount into income as taxable interest.  Each such Holder is urged to consult its tax advisor regarding the tax treatment of its distributions under the Plan and the deductibility of any accrued but unpaid interest for federal income tax purposes.

(b)         Information Reporting and Withholding.

Under the Internal Revenue Code’s backup withholding rules, the Holder of an Allowed Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless the Holder comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact, or provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.  Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.  Holders of Allowed Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

9.5.	Certain U.S. Federal Income Tax Consequences for Holders of Parent Common Stock

A Holder of New Common Stock will be required to report as ordinary income, any dividends that such Holder receives with respect to such New Common Stock.  Distributions to Holders of New Common Stock will be treated as dividend income to such Holders, to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  If the Holder is a corporation, a dividends received deduction may be available to such Holder with respect to any such dividends paid, subject to applicable limitations under the Tax Code.  To the extent that the amount of any distribution exceeds the Debtors’ current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital.  Such treatment will cause a reduction in the adjusted basis of the New Common Stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by the Holder on a subsequent disposition of the New Common Stock).  The balance in excess of adjusted basis will be taxed as capital gain.

A Holder will recognize gain or loss upon disposition of New Common Stock equal to the difference between the amount such Holder realizes in connection with the disposition and such Holder’s tax basis for such New Common Stock.

9.6.	Importance of Obtaining Professional Tax Assistance

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

ARTICLE X.
APPLICABILITY OF CERTAIN
FEDERAL AND STATE SECURITIES LAWS

10.1.	General

No registration statement will be filed under the Securities Act, or any state securities laws, with respect to the offer and distribution under the Plan of New Common Stock.  The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.

10.2.	Bankruptcy Code Exemptions from Registration Requirements

(a)         Initial Offer and Sale.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied:

●	the securities must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan;

●
the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor or an affiliate participating in a joint plan with the debtor; and

●
the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor or an affiliate participating in a joint plan with the debtor, or principally in such exchange and partly for cash or other property.

The Debtors believe that the offer and sale of the New Common Stock under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

(b)         Subsequent Transfers.

In general, because the New Common Stock issued pursuant to the Plan will be deemed to have been publicly offered, all resales and subsequent transactions in New Common Stock will be exempt from registration under the Securities Act pursuant to Section 4(1) thereof, unless the holder thereof is deemed to be an “affiliate” of Reincorporated Parent or an “underwriter” with respect to such securities.

Pursuant to section 1145(b) of the Bankruptcy Code, the following persons will considered to be “underwriters” under Section 2(11) of the Securities Act:

●
persons who purchase a claim against, an interest in or a claim for administrative expense against a debtor with a view to distributing any security received in exchange for such claim or interest (“accumulators”);

●	persons who offer to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

●
persons who offer to buy securities offered or sold under a plan from the holders of such securities, if the offer to buy is both with a view to distributing such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan; and

●	a person who is an “issuer” with respect to the securities, as defined in Section 2(11) of the Securities Act.

Under Section 2(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer.  Rule 144 under the Securities Act defines “affiliate” of an issuer as any person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the issuer.  Whether or not any particular person would be deemed to be an “underwriter” with respect to any security to be issued pursuant to the Plan or an “affiliate” of Reincorporated Parent would depend upon various facts and circumstances applicable to that person.  Accordingly, the Debtors express no view as to whether any person would be deemed to be an “underwriter” with respect to any security to be issued pursuant to the Plan or an “affiliate” of Reincorporated Parent.

Rule 144 under the Securities Act provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by “affiliates” of the issuer of such securities.  Rule 144 allows a holder of unrestricted securities that is an “affiliate” of the issuer of such securities to sell without registration within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question and, in certain circumstances (in particular, if the securities are listed on a national securities exchange and/or reported through the automatic quotation system of a registered securities association), the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer.  The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the New Common Stock to be distributed pursuant to the Plan will not be considered restricted securities for purposes of Rule 144.

In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not “affiliates” of the issuer are exempt from registration under the Securities Act if effected in “ordinary trading transactions.”  The staff of the SEC has indicated in this context that a transaction may be considered an “ordinary trading transaction” if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

●
either concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or concerted action by distributors on behalf of one or more such recipients in connection with such sales;

●
the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

●
the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The Debtors have not sought the views of the SEC on this matter and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above.  Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN “AFFILIATE” OF REINCORPORATED PARENT OR AN “UNDERWRITER” WITH RESPECT TO THE NEW COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW COMMON STOCK AND RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner’s own account and subsequent transfers to institutional or accredited investors.  Such exemptions generally are expected to be available for subsequent transfers of New Common Stock.

10.3.	Certain Transactions by Stockbrokers

Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in New Common Stock prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by Reincorporated Parent or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser.  In connection with prior bankruptcy cases, the staff of the SEC has taken so-called “no-action” positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act.  The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

ARTICLE XI.
ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims against and Interests in the Debtors the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such Holders.  If, however, the Plan is not confirmed and consummated, the theoretical alternatives include:  (a) formulation of an alternative plan or plans of reorganization or liquidation, or (b) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

11.1.	Other Potential Plan(s)

If the Plan is not confirmed, the Debtors or, any other party-in-interest could attempt to formulate and propose a different plan or plans.  Because the Debtors have limited ongoing operations, the alternatives to the Plan are limited.  Although the Debtors could theoretically file a new plan, the most likely results if the Plan is not confirmed and consummated are that the Debtors will file a liquidating plan or that the Chapter 11 Cases will be converted to cases under chapter 7 of the Bankruptcy Code.  The Debtors believe that a liquidation under either scenario would result in (i) significant delay in distributions to all creditors who would have received a distribution under the Plan, and (ii) diminished recoveries for creditors and Interest Holders.

With respect to other potential plans, the Debtors have explored various other choices in connection with the negotiation process involved in the formulation and development of the Plan.  The Plan enables holders of Interests to realize the greatest possible value under the circumstances, and, that as compared to any other plan, the Plan has the greatest chance to be confirmed and consummated.  Ultimately, the Debtors (or other parties in interest) could propose another plan of reorganization, a plan of liquidation or convert to a chapter 7 liquidation.

11.2.	Liquidation Under Chapter 7

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors’ assets for distribution in accordance with the priorities specified by the Bankruptcy Code.  It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

The Debtors believe that in a liquidation under chapter 7, before creditors and/or Interest Holders receive any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ Estates.  The assets available for distribution to Holders of Claims and Interests would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and the failure to realize the greater going concern value of the Debtors’ assets.

THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO PARENT COMMON STOCK HOLDERS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE PLAN UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

ARTICLE XII.
CONCLUSION AND RECOMMENDATION.

12.1.	Conclusion and Recommendation

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to holders of Claims against and Interests in the Debtors.  Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.  Consequently, the Debtors urge all Holders of Parent Common Stock to vote to accept the Plan and to evidence their acceptance by duly completing and returning their ballots so that they will be received on or before 4:00 p.m. (prevailing Eastern Time) on December 5, 2012.

Dated:	New York, New York
October 29, 2012

4KIDS ENTERTAINMENT, INC., et al.,

By:	/s/ Bruce R. Foster
Bruce R. Foster,
Interim Chief Executive Officer and
Chief Financial Officer
4Kids Entertainment, Inc., on behalf of the
Debtors and Debtors-in-Possession

Michael B. Solow Seth J. Kleinman KAYE SCHOLER LLP 425 Park Avenue New York, NY 10022 Telephone: (212) 836-8000 Facsimile: (212) 836-8689	D. Tyler Nurnberg Matthew J. Micheli KAYE SCHOLER LLP 70 West Madison Street, Suite 4200 Chicago, IL 60602 Telephone: (312) 583-2300 Facsimile: (312) 583-2360

Counsel for the Debtors and Debtors-in-Possession

Appendix A
Debtors’ Plan of Reorganization

Appendix B
Order Approving the Disclosure Statement (without attachments)

Appendix C
Financial Projections

Appendix D
Liquidation Analysis

Appendix E
Debtors’ Organizational Chart